Filed Pursuant to Rule 424(b)(3)
File Number 333-137434

PROSPECTUS SUPPLEMENT NO. 1

Prospectus Supplement dated March 7, 2007
to Prospectus declared
effective on November 9, 2006
(Registration No. 333-137434)

MIGO SOFTWARE, INC.

This Prospectus Supplement No. 1 supplements our Prospectus dated November 9, 2006.

The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 1 together with the Prospectus referenced above.

This Prospectus Supplement includes the attached filings of Migo Software, Inc.: (i) Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, filed on November 14, 2006, with the Securities and Exchange Commission; (ii) Current Report on Form 8-K dated December 27, 2006, and filed on January 3, 2007, with the Securities and Exchange Commission; and (iii) Amendment No. 1 to Current Report on Form 8-K dated December 27, 2006, and filed with the Securities and Exchange Commission on March 7, 2007.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the trading symbol “MIGO”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is March 7, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-QSB

(MARK ONE)

☒ QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2006

☐ TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF
THE EXCHANGE ACT

For the transition period from ___ to ___

Commission file number: 333-5278-NY

MIGO SOFTWARE, INC.
(Exact Name of small business issuer as Specified in Its Charter)

Delaware	94-3334052
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

555 Twin Dolphin Drive, Suite 650
Redwood City, California 94065
(Address of principal executive offices)

Issuer's telephone number: (650) 232-2600

(Former name, former address and former fiscal year if changed since last report)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒ No ☐

Indicate by checkmark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of November 1, 2006, there were 71,085,632 shares of the issuer's common stock, $0.0001 par value per share ("Common Stock"), outstanding.

Transitional Small Business Disclosure Format (check one): Yes ☐ No ☒

1

QUARTERLY REPORT

2

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements
MIGO SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS

	As of September 30,	As of December 31,
	2006	2005
ASSETS	(Unaudited)	*
Current Assets:
Cash and cash equivalents	$647,179	$2,510,704
Short-term investments	4,582,334	2,875,000
Accounts receivable	57,532	25,368
Inventory	—	15,755
Other current assets	57,527	82,983
Total current assets	5,344,572	5,509,810

Property and equipment, net	8,002	7,923
OTHER ASSETS:
Software technology, net	1,542,733	1,965,101
Other assets	38,000	39,475
TOTAL ASSETS	$6,933,307	$7,522,309

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$125,421	$1,104,157
Deferred Revenue	850,000	—
Accrued compensation	85,990	78,084
Settlement Payable	424,000	—
Accrued liabilities	571,500	1,271,640
Total current liabilities	2,056,911	2,453,881
Non-current liabilities:
Warrant liability, at fair value	—	3,882,672
Total Liabilities	2,056,911	6,336,553
Commitments and contingencies (Note 8)
Temporary Equity	—	5,908,036
Stockholders' Equity (Deficit):
Junior A Preferred stock, $.0001 par value; 5,000,000 shares authorized, 790,250 shares issued and outstanding; preference upon liquidation of $2,600,000	79	79

Common stock, $.0001 par value; 100,000,000 shares authorized; 71,085,632 and 26,598,180 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	7,122	2,660
Additional paid in capital in excess of par value	45,742,138	29,344,416
Deferred Compensation Expense	(163,502)	(462,694)
Treasury Stock	(386,400)	(386,400)
Accumulated Deficit	(40,323,041)	(33,220,341)
Total stockholders' equity (deficit )	4,876,396	(4,722,280)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$6,933,307	$7,522,309

* Derived from the December 31, 2005 audited financial statements

The accompanying notes are an integral part of these consolidated financial statements.

3

MIGO SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months ended September 30, 2006	Three Months ended September 30, 2005	Nine Months ended September 30, 2006	Nine Months ended September 30, 2005
	Unaudited	Unaudited	Unaudited	Unaudited

Revenues	$68,609	$85,835	$136,225	$216,522
Cost of Sales	151,117	162,405	455,918	902,386
Gross Profit	(82,508)	(76,570)	(319,693)	(685,864)
Operating Expenses
Research and development	505,703	197,134	1,291,244	560,635
Sales and marketing	278,026	168,972	819,447	794,182
General and administrative	1,271,824	801,107	3,829,692	2,938,699
Total operating expenses	2,055,553	1,167,213	5,940,383	4,293,516

Loss from operations	(2,138,061)	(1,243,783)	(6,260,076)	(4,979,380)
Other Expense (income)
Interest (net)	(62,487)	25,725	(181,667)	29,194
Beneficial Conversion Interest	—	294,444	—	294,444
Decrease in warrant liability	—	—	(166,538)	—
Other	1,018,025	238,618	1,190,829	(43,618)
Total other expense	955,538	558,787	842,624	280,020

Loss Before Income Taxes	(3,093,599)	(1,802,570)	(7,102,700)	(5,259,400)
Provision for Income Taxes	—	—	—	2,658
Net Loss	(3,093,599)	(1,802,570)	(7,102,700)	(5,262,058)
Deemed and Regular Preferred Stock Dividend	—	171,726	—	568,292
Net Loss Attributable to Holders of common shares	$(3,093,599)	$(1,974,296)	$(7,102,700)	$(5,830,350)
Basic and Diluted net loss per share	$(0.05)	$(0.35)	$(0.11)	$(1.31)
Weighted Average Shares Outstanding Basic and Diluted	67,189,128	5,717,968	63,199,504	4,451,705

The accompanying notes are an integral part of these consolidated financial statements.

4

MIGO SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months	Nine Months
	Ended September 30,	Ended September 30,
	2006	2005
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(7,102,700)	$(5,262,058)
Adjustments to reconcile net loss to net cash
used in operating activities:
Common stock and options issued for services	—	660,700
Inventory write-downs	15,442	70,914
Accounts payable settlement	(683,971)	—
Depreciation and amortization	427,802	418,446
Amortization of deferred compensation	364,192	—
Interest expense relating to amortization of debt issuance costs	—	29,200
Interest expense relating to amortization of debt discount
and beneficial conversion	—	300,263
Remeasurement of warrants to fair value	(166,538)	—
Stock based compensation	1,620,315	329,039
Changes in operating assets and liabilities:
Accounts receivable	(32,164)	44,014
Inventory	313	75,646
Other current assets	25,456	110,172
Other assets	1,475	12,050
Accounts payable	(294,765)	59,318
Accrued compensation	7,906	(33,457)
Settlements payable	274,000	—
Deferred revenue	850,000	—
Accrued liabilities	833,127	(205,627)

Net cash used in operating activities	(3,860,110)	(3,391,380)

Cash Flows from Investing Activities:
Purchases of investments	(2,495,650)	(3,725,640)
Proceeds from investments	788,316	—
Acquisition of First Person Software	—	6,761
Purchase of equipment	(5,513)	—

Net cash used in investing activities	(1,712,847)	(3,718,879)

Cash Flows from Financing Activities:
Payment of debt issuance costs	—	(1,355,438)
Proceeds from convertible notes	—	1,000,000
Repayment of convertible notes	—	(116,667)
Payments upon rescission of common stock	—	(12,500)
Payment of equity financing costs	(415,568)	(413,234)
Proceeds from sale of common stock	4,125,000	5,162,000
Proceeds from sale of preferred stock	—	1,308,805

Net cash provided by financing activities	3,709,432	5,572,966

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,863,525)	(1,537,293)

CASH AND CASH EQUIVALANTS, Beginning of period	2,510,704	1,893,280

CASH AND CASH EQUIVALENTS, End of period	$647,179	$355,987

Non-cash investing and financing activities:
Issuance of shares for dividends	—	$630,274
Issuance of shares for penalties	$1,136,300	—
Restricted stock issued	65,000	585,000
Common Stock Purchase Warrant Issued to Placement Agent	246,971	—
Reclassification from temporary to permanent equity	8,715,214	—
Reclassification from warrant liability to permanent equity	5,130,926	—

Supplemental Disclosure of cash paid for :
Interest	—	—
Income Taxes	800	1,000

The accompanying notes are an integral part of these consolidated financial statements.

5

MIGO SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.	Interim Financial Data and Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared by Migo Software, Inc. ("Migo" or "the Company") in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, consisting only of those of a normal recurring nature, necessary for a fair presentation of the Company's financial position, results of operations and cash flows at the dates and for the periods indicated. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes related thereto, included in the Annual Report on Form 10-KSB\T for the nine months ended December 31, 2005. The Company was a development stage enterprise from May 16, 2002 (inception) through June 30, 2005. On January 9, 2006, the Board of Directors of the Company determined to change the Company’s fiscal year end to December 31 from March 31, effective for the year ended December 31, 2005. As of August 10, 2006, the Company's name was changed to "Migo Software, Inc."

The results for the three and nine month periods ended September 30, 2006 are not necessarily indicative of the results to be expected for the full fiscal year. The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Forward-Looking Statements

This Quarterly Report on Form 10-QSB contains forward-looking statements including, without limitation, statements concerning the future of the industry in which the Company operates, its product development plans, business strategy, financial estimates, continued acceptance of its products and dependence on significant distributors and customers. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue" or the negative of such terms or other comparable terminology. You should not place undue reliance on the forward-looking statements contained in this document. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements made in this Quarterly Report on Form 10-QSB and in the Company’s other SEC filings. Forward-looking statements, particularly those concerning anticipated events relating to the development and marketing of the Company's products and the timing or magnitude of those events, are inherently uncertain. The risk factors and other considerations noted in the Company’s SEC filings could cause the Company’s actual results to differ significantly from those contained in any forward-looking statements.

2.	Summary of Significant Accounting Policies

Basis of Presentation - The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“US GAAP”), which contemplate continuation of the Company as a going concern. However, the Company is subject to the risks and uncertainties associated with a new business and has incurred significant losses from operations. From inception, the Company has never been profitable and has sustained substantial net losses from operations. There can be no assurance that it will ever generate sufficient revenues from its operating activities, or that it will achieve and sustain a profit during any future period, particularly if operations remain at current levels. Management estimates that the current funds available and on-hand will be adequate to fund operations for the next 12 months based upon the Company’s current rate of spending.

Critical Accounting Policies

The Company makes estimates and assumptions in the preparation of its consolidated financial statements in conformity with US GAAP. These accounting principles require management to make certain estimates, judgments and assumptions. The Company believes that the estimates, judgments and assumptions upon which it relies are reasonable based upon information available at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements, as well as the reported amounts of revenues and expenses during the periods presented. To the extent there are material differences between these estimates, judgments or assumptions and actual results, the Company's financial statements will be affected. The accounting policies that reflect more significant estimates, judgments and assumptions which management believes are the most critical to aid in fully understanding and evaluating the Company's reported financial results include the following:

6

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its subsidiaries, PowerHouse Acquisition LLC, and PowerHouse Studios, Inc. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Management bases its estimates and assumptions on historical experience and on various other assumptions that it believes are reasonable under the circumstances. Actual results could materially differ from those estimates. Significant estimates include the valuation of acquired software technology and revenue recognition.

Cash, Cash Equivalents - The Company considers temporary liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable - Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible, based upon historical experience and management's evaluation of outstanding accounts receivable at the end of the year. At September 30, 2006 management believed that all amounts were collectible.

Inventory - Historically, inventory was valued at the lower of cost or market with cost determined by the first-in, first-out method. Prior to March 31, 2006, inventory consisted of finished goods of which certain amounts were on consignment with third party distributors and resellers. Although the Company is principally in the business of developing software, to support sales of software licenses it has at times purchased hardware and resold it with its software pre-installed. As a result, the Company was exposed to a number of factors that could result in portions of its inventory becoming either obsolete or in excess of anticipated usage. These factors included, but were not limited to, technological changes in its markets, competitive pressures in products and prices, and the introduction of new product lines. The Company regularly evaluated its ability to realize the value of its inventory based on a combination of factors, including historical usage rates, forecasted sales, product life cycles, and market acceptance of new products. When inventory that was obsolete or in excess of anticipated usage is identified, it was written down to realizable salvage value or an inventory valuation reserve is established. As of September 30, 2006, the Company no longer sells items such as flash drives or watches with its Migo software pre-installed, and only sells software that is either downloaded or pre-installed by its partners.  As such, the Company no longer carries any physical inventory, nor does it anticipate doing so in the future.

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of three to five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life. The Company capitalizes costs associated with acquiring and installing software to be used for internal purposes.

Software Technology Assets - Software technology assets acquired as part of the First Person Software acquisition are stated at cost. Amortization is computed using the revenue or straight-line method, whichever is greater, over an estimated useful life of five years.

Impairment of Long-Lived Assets - Property, equipment, intangible and certain other long-lived assets are amortized over their useful lives. Useful lives are based on management’s estimates of the period that the assets will generate revenues. Long-lived assets are written down to fair value whenever events or changes indicate that the carrying amount of an asset may not be recoverable. The Company’s policy is to review the recoverability of all long-lived assets at a minimum of once per year and record an impairment loss when the fair value of the assets does not exceed the carrying amount of the asset. The Company’s most significant long-lived asset is its software technology. Differences between the Company’s original forecasts and actual results have resulted primarily from the Company’s change in focus from selling directly to consumers primarily through advertising to selling through partners. While the change in focus resulted in lower than projected revenues being achieved, operating expenses have also declined significantly. In calculating the current value for the Company’s core software technology, the Company primarily relies upon its estimates of the future cash flows (net realizable value) derived from the sale of its software. Among the key assumptions used by management are projected sales via the Company’s partners, assumptions regarding the potential conversion percentages of users upgrading their version of Migo software, costs to develop additional features for the Migo software, as well as projected headcount, marketing and general and administrative expenses. The software remains the core component of the current version of the Migo software. As circumstances change, the actual life and/or usage pattern may vary in the future, which might result in either increases or decreases in future amortization expense. Also, if circumstances and/or assumptions regarding the utility and recoverability of the software technology change, future write-offs or write-downs might be required.

7

Revenue Recognition - The Company recognizes revenue in accordance with Statement of Accounting Position (“SOP”) 97-2, Software Revenue Recognition, as amended, and Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition.

The Company recognizes revenue from sales through the Company's website after the 30 day return period has lapsed. The Company’s software products are licensed on a perpetual basis. Revenue from the sale of software licenses is recognized only when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed or determinable and collection of the resulting receivable is reasonably assured. For sales over the Internet, the Company uses a credit card authorization as evidence of an arrangement.

Revenue from direct sale contracts of the Company’s products to commercial users is recognized based on the terms of the agreement, after the product has been delivered, and collection of the resulting receivable is reasonably assured. Revenue from distributors is recognized when the product has been sold to third party customers.

On September 5, 2006, we entered into a License Agreement with Kingston Technology Corporation ("Kingston"). Under the License Agreement, Kingston is to pay us $1,850,000 for global marketing and distribution rights to load currently available and future product releases of Migo's software on Kingston's flash memory products through December 2007. The license fee is payable $850,000 upon signing the agreement and the receipt of the next $1,000,000 is contingent upon Migo meeting certain mutually agreed upon R&D milestones by April 1, 2007. The agreement is renewable by Kingston for one additional year at a license fee to be agreed upon. The initial payment of $850,000 was received in September, 2006 and has been recorded as deferred revenue at September 30, 2006, and will be amortized monthly, on an evenly basis, beginning October 2006 through December 2007.

Basic and Diluted Loss Per Share - In accordance with the Financial Accounting Standards Board’s (“FASB”) SFAS No. 128, “Earnings Per Share,” the basic loss per common share, which excludes dilution, is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding. Diluted loss per common share reflects the potential dilution that could occur if all potential common shares had been issued and if the additional common shares were dilutive. Since the Company has incurred net losses for all periods presented, there is no difference between basic and diluted loss per share of common stock. Potential shares of common stock to be issued upon the exercise of all stock options and warrants amounted to 44,418,351 shares as of September 30, 2006 and 22,013,038 shares at September 30, 2005.

Comprehensive Loss - Comprehensive loss is comprised of net loss and other comprehensive income (loss). Other comprehensive income (loss) includes certain changes in stockholders’ equity that are excluded from net loss, such as unrealized gains and losses on marketable securities and currency translation adjustments. Comprehensive income (loss) for all periods presented equals net loss.

Stock-Based Compensation - In December 2004, the FASB issued SFAS No. 123R, Share Based Payment. SFAS No. 123R establishes the accounting for grants of stock options and other transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R (1) revises SFAS No. 123, Accounting for Stock-Based Compensation, (2) supersedes Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and (3) establishes fair value as the measurement objective for share-based payment transactions. The Company adopted SFAS 123R effective January 1, 2005 in accordance with the standard’s early adoption provisions. Prior to January 1, 2005, the Company’s Board of Directors had not approved the granting of any stock options. As such, the Company decided to follow the provisions of SFAS No. 123R on a prospective basis, and for the three months ended September 30, 2006 the Company issued 5,500,000 stock options to employees and directors with a fair value of $1,100,000. For the nine months ended September 30, 2006 and 2005, the Company recorded $1,620,315 and $329,039, respectively, in compensation expense related to the granting of stock options and restricted stock to employees. For the three months ended September 30, 2006 and 2005, the Company recorded $579,448 and $32,065, respectively, in compensation expense related to the granting of stock options and restricted stock to employees. Unrecognized compensation cost related to unvested stock options and restricted stock to employees totaled approximately $4,092,574 at September 30, 2006.

8

Research and Development - Research and development costs are charged to operations as incurred. Some of the Company’s products include certain software applications that are integral to the operation of the core product. The costs to develop such software have not been capitalized, as the Company believes its current software development process is essentially completed concurrent with the establishment of technological feasibility of the software.

Fair Value of Financial Instruments - The estimated fair values for financial instruments under SFAS No. 107, Disclosures about Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. For certain of the Company’s financial instruments, including certain assets, accounts payable, accrued liabilities and debt, the carrying amounts approximate fair value due to their maturities.

Concentrations of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed completely to perform as contracted. The Company’s product revenues are concentrated in the software industry, which is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new capabilities or technologies, could adversely affect operating results. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counter parties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below. Financial instruments that subject the Company to credit risk consist of cash balances maintained in excess of federal depository insurance limits and accounts receivable, which have no collateral or security. The Company maintains its cash balances with high credit quality financial institutions. At times, cash deposits may be in excess of Federal Deposit Insurance Corporation’s limits. To date, the Company has not experienced any such losses and believes it is not exposed to any significant credit risk with respect to its cash balances.

Financial Instruments- The Company’s financial instruments consist primarily of cash and cash equivalents and auction rate securities. These balances, as presented in the consolidated financial statements at September 30, 2006, approximate their fair value.

Short-term Investments- The Company’s short-term investments consist primarily of Auction Rate Securities, or ARS, which represent funds available for current operations. In accordance with SFAS, No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” these short-term investments are classified as available-for-sale and are carried at cost or par value, which approximates the fair market value. These securities have stated maturities beyond three months but are priced and traded as short-term instruments.

Income Taxes - The Company accounts for income taxes using the asset and liability method, as set forth in SFAS No. 109, Accounting for Income Taxes, wherein deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. Reserves against deferred tax assets are provided when management cannot conclude that realization of such assets is probable.

9

Recently Issued Accounting Pronouncements -

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN No. 48”). FIN No. 48 prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, FIN No. 48 provides guidance on the derecognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The provisions of FIN No. 48 will become effective for the Company beginning January 1, 2007. The Company is currently evaluating the impact that FIN No. 48 will have on its results of operations and financial position.

3.	Debt

The Company had no debt outstanding as of September 30, 2006.

4.	Balance Sheet Components

The primary component of accrued liabilities of $571,500 at September 30, 2006 was $238,500 related to the future issuance of penalty shares as a result of provisions in our registration rights agreements entered into in connection with the Company’s equity private placements in September 2005 and December 2005 caused by delays in having declared effective a registration statement covering those shares.

5.	Intangible assets

Intangible assets consist of the following at September 30, 2006:

Software	$2,822,337
Accumulated amortization	(1,279,604)
$1,542,733

The Company is currently amortizing its acquired intangible asset over five years. Amortization expense related to the software technology asset amounted to $142,312 and $139,516 for the three months ended September 30, 2006 and 2005, respectively, and $422,368 and $414,009 for the nine months ended September 30, 2006 and 2005, respectively.

6.	Related Party Transactions

None.

7.	Equity transactions

On September 5, 2006, the Company completed an equity investment from Kingston Technology Corporation, (Kingston). On that date, Kingston purchase $150,000 of Common Stock totaling 468,750 shares and received warrants to purchase 950,000 shares of Common Stock exercisable at $ .35 per share. The warrants contain a call provision in favor of the Company at a price of $.01 per share if the stock price should exceed $2.00 per share and permit cashless exercise at any time. No placement fee was paid in conjunction with the investment by Kingston. The Company simultaneously entered into a License Agreement with Kingston, under which, Kingston is to pay $1,850,000 for global marketing and distribution rights to load currently available and future product releases of Migo's software on Kingston's flash memory products through December 2007. The license fee is payable $850,000 upon signing the agreement and the payment of the next $1,000,000 is contingent upon Migo meeting certain mutually agreed upon R&D milestones by April 1, 2007. The agreement is renewable by Kingston for one additional year at a license fee to be agreed upon. The initial payment of $850,000 was received in September, 2006 and has been recorded as deferred revenue at September 30, 2006, and will be amortized monthly, on an even basis, beginning October 2006 through December 2007.

10

On March 17, 2006, the Company completed a follow-on private placement to the September 2005 Placement and the December 2005 Placement under which the investors purchased a total of 12,421,875 shares of the Company’s Common Stock and warrants to purchase 6,210,938 shares of Common Stock. The securities were sold at $.32 per unit, each unit consisting of one share of Common Stock and a warrant to purchase one-half of one share of Common Stock, exercisable at $.40 per share. The aggregate offering price was $3,975,000. The investor warrants issued in connection with the March 2006 Placement expire on September 26, 2008, unless theretofore exercised, contain a call provision in favor of the Company at a price of $.01 per share if the stock price should exceed $2.00 per share and permit cashless exercise at any time. C. E. Unterberg Towbin, LLC was paid a placement fee of $397,500 in connection with this transaction. The private placement was effected through Common Stock and Warrant Purchase Agreements by and among the Company and the private placement investors.

On September 26, 2005, the Company completed a private placement with certain investors of the Company's Common Stock for the issuance of a total of 19,910,950 shares of Common Stock and warrants to purchase a total of 10,900,400 shares of the Company's Common Stock. The securities were sold at $0.32 per unit, each unit consisting of one share of Common Stock and a warrant to purchase one-half of one share of Common Stock. The aggregate offering price was $6,045,000 and the aggregate placement fee was $191,360 and warrants to purchase 1,278,490 shares of Common Stock. Fifty percent (50%) of all Warrants issued were exercisable at $0.40 per share, and the remaining fifty percent (50%) were exercisable at $0.48 per share. After taking into account an anti-dilution adjustment as a result of the December 2005 placement described below, all of the Warrants are exercisable at $.40 per share. All Warrants expire after three years, unless theretofore exercised, contain a call provision in favor of the Company at a price of $.01 if the stock price should exceed $2.00 per share, and permit cashless exercise only if there is no registration statement in effect after one year. The proceeds of the private placement included $883,333 of principal and $23,765 of accrued interest converted into Common Stock from short-term bridge financing obtained by the Company earlier in 2005. The conversion resulted in the issuance of a total of 3,779,700 shares of Common Stock at $0.24 per share.

The private placement was effected through Common Stock and Warrant Purchase Agreements, dated as of September 26, 2005, by and among the Company and the private placement investors who are named therein (the "Purchase Agreement"). As a condition to the transaction, all of the Company's Series A Senior Preferred Convertible Stock (the "Senior A Stock") were converted into 20,632,952 shares of Common Stock at a conversion ratio of 5.3685 shares of Common Stock for each share of Senior A Stock, and a Warrant Exchange Agreement, dated as of September 26, 2005, was entered into with Middlebury Capital LLC under which the holders of warrants to purchase 264,725 shares at $3.06 per share exchanged their warrants for new warrants for 700,000 shares at $.40 per share. In addition, the Company executed a Registration Rights Agreement, dated as of September 26, 2005, with the private placement investors, wherein the Company agreed to register under the Securities Act of 1933, as amended (the "Securities Act") the shares of Common Stock acquired in the private placement and the shares issuable upon exercise of the Warrants issued in the private placement. In February 2006, the Company paid a fee related to the Company’s September 2005 private equity placement, totaling $175,000 and issued to each of Hugh Deane and Richard Wells ("Deane and Wells") a warrant to purchase 250,000 of the Company’s Common Stock at $.32 per share. These warrants contain cashless exercise provisions and expire on March 10, 2010. For the 500,000 warrants issued to Deane and Wells, the Company recorded an initial warrant liability of $246,971, which was adjusted at March 31, 2006 to $232,955 as a result of which, the Company recorded $14,016 of other income.

On December 23, 2005, the Company completed a follow-on private placement (the “December 2005 Placement”) with certain investors of its Common Stock for the issuance of a total of 7,968,750 shares of the Company's Common Stock and warrants to purchase 3,984,375 shares of Common Stock. The securities were sold at $.32 per unit, each unit consisting of one share of Common Stock and warrants to purchase one-half of one share of Common Stock. The aggregate offering price was $2,550,000, and the placement fee was paid in the form of Placement Agent Warrants to purchase 796,875 shares of Common Stock. The investor warrants and placement agent warrants issued in connection with the December 2005 Placement are exercisable at $.40 per share, expire on September 26, 2008, unless theretofore exercised, contain a call provision in favor of the Company at a price of $.01 per share if the stock price should exceed $2.00 per share and permit cashless exercise at any time. The private placement was effected through Common Stock and Warrant Purchase Agreements, dated as December 23, 2005, with the private placement investors.

11

The holders of the common shares acquired in the September 2005, December 2005, and March 2006 private placements have registration rights that require the Company to file and have declared effective a registration statement with the SEC to register the resale of the Common Stock and the Common Stock issuable upon exercise of warrants. In the event the Company is unable to cause the registration to be effective within 90 to 120 days from the date of issuance for the common shares acquired in the private placements, the Company would be penalized. The penalty accrues at a rate of 3% per month of the original amount invested, up to a maximum of 30%, at which point the holders of the Common Shares acquired in the private placements have the right to put the stock and warrant back to the Company for full redemption. Pursuant to the terms of the registration rights agreements, during the first 90 days in which the penalty is earned, the penalty is payable either in cash or in shares of Common Stock, at the Company's election. After that 90-day period expires, the penalty must be paid in cash. Under EITF-00-19, the ability to register stock, or keep the registration effective, is deemed to be outside of the Company's control. Accordingly, the Company treated the issuance of the Common Stock as temporary equity and the warrant value as a liability as the registration statement was not declared effective by the SEC until September 1, 2006. The Company calculated the total fair market value of the warrants based on the Black-Scholes model, which was recorded as a discount to the Common Stock and an accrued warrant liability in the consolidated balance sheet, and the warrant liability is marked to market at the end of each quarter.

For the 12,178,892 warrants issued in connection with the September 2005 transaction, the Company recorded temporary equity of $4,136,149 and an initial warrant liability of $2,773,553 which was adjusted at December 31, 2005 to $2,652,319, the market value at that date. The Company marked this warrant liability to market as of March 31, 2006 and as a result of which, the Company recorded $143,952 of other income, as the value of the warrants had decreased to $2,508,367 at that date.

For the 4,781,250 warrants issued in connection with the December 2005 transaction, the Company recorded temporary equity of $1,771,887 and an initial warrant liability of $1,260,283, which was adjusted at December 31, 2005 to $1,230,353, the market value at that date. The Company marked this warrant liability to its $1,221,783 market value as of March 31, 2006 and as as result of which, the Company recorded $8,570 of other income. For the 6,210,938 warrants issued in connection with the March 2006 transaction, the Company recorded temporary equity of $2,807,178 and an initial warrant liability of $1,167,822. Adjustment of this warrant liability to market at March 31, 2006 was not required, as the portion of the proceeds in the March 2006 transaction allocated to the warrants exceeded the potential penalty the Company could be required to pay.

The Company accounts for all its outstanding warrants under EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock (“EITF 00-19”). Under EITF 00-19, the Company recorded the value of the Common Stock issued in connection with the private placement transactions as temporary equity and the initial fair value of the related warrants as a liability, with the corresponding offset amount recorded as a discount to the Common Stock. Subsequently, the warrant liability is marked to fair value with the corresponding offset amount recorded as other income (expense) on the Consolidated Statement of Operations at each reporting period. The reason for this treatment is because settlement of the warrant contracts was deemed out of the Company’s control as defined by EITF 00-19. Any contract, where settlement is not in the Company’s control, is required to be reported as a liability.

Accordingly, at the time of issuance, the Company treated the March 2006 Placement Common Stock, $3,975,000, as temporary equity and the fair value of the warrants, $1,167,822, as a liability. The corresponding offset to the liability was recorded as a discount to Temporary Equity - Common Stock.

On April 7, 2006, the purchasers of equity purchased in association with the three private placement transactions, agreed in writing, to allow the Company to settle the registration penalties, if any, in either shares of common stock or cash, at the Company’s sole discretion. Additionally, the purchasers agreed to waive any and all full redemption rights associated with the equity. Upon modification to the purchase agreements associated with the private placements, settlement of the warrant contract is deemed to be under the Company’s control as defined by EITF 00-19. As such, the Company reclassified the total warrant liability, $5,130,926, and total common stock temporary equity, $8,715,214 to permanent equity on the Consolidated Balance Sheet as of June 30, 2006. There was no impact to the Company’s Consolidated Statement of Operations as a result of this reclassification.

12

The investment by Kingston in September 2006 resulted in an anti-dilution adjustment in the exercise price of the warrants issued to the investors in the September 2005, December 2005 and March 2006 equity placements. As a result, the warrant exercise price has been reduced to $.35 from $.40 for all investors in those three equity placements.

The decrease in the fair value of the total private placement transactions warrants from December 31, 2005 to March 31, 2006 was $166,538 and is recorded as other income on the Company’s Consolidated Statement of Operations for the nine months ended September 30, 2006. As the warrant liability was reclassified at the beginning of April 2006, there was no other income (expense) during the three months ended September 30, 2006 as a result of marking the warrants to fair value.

8.	Commitments and Contingencies

Litigation

On December 20, 2005, two former employees made a demand for arbitration with JAMS, San Francisco alleging that each claimant is entitled to severance pay following their resignations in February 2005. In October 2006, the arbitrator ruled in favor of the plaintiffs and we have accrued a $424,000 liability as a result of this matter for the quarter ended September 30, 2006.

In the normal course of business, the Company is subject to various claims and litigation matters none of which in management's opinion will have a material effect on financial results.

The Company is not aware of any additional pending litigation as of November 10, 2006.

13

Item 2. Management's Discussion and Analysis or Plan of Operations.

The following discussion should be read in conjunction with the selected consolidated financial information and the consolidated financial statements and notes appearing elsewhere in this Form 10-QSB. The following discussion contains forward-looking statements, such as statements of expected revenues and expenses that involve many risks and uncertainties. We assume no obligation to update any such forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission and those discussed in this Form 10-QSB, particularly in this Management’s Discussion and Analysis of Financial Condition and Results of Operations.

In January 2006, we changed our fiscal year-end from March 31 to December 31. As a result, references in this Form 10-QSB to the third quarter of 2006 are references to the three-month period ended September 30, 2006 and references to the third quarter of 2005 are references to the three-month period ended September 30, 2005. Unless expressly stated or the context otherwise requires, the terms “we”, “our”, “us”, “the Company”, and “Migo” refer to Migo Software, Inc., formerly known as Powerhouse Technologies Group, Inc. and its subsidiaries as a whole.  Our name change became official on August 10, 2006.

General

We are in the business of developing, acquiring and marketing software designed to improve the way mobile information is personalized, secured, carried and accessed.

Our Technology: The Migo®

We have developed Migo® (“Migo”), a software computing system that performs advanced synchronization, personalization and data management functions when installed on portable memory-storage devices that use USB ports on Windows-based computers. We believe that Migo has the potential to change the way people work with personal computers, whether in the office, at home, or from other remote locations while traveling.

Migo seeks to significantly improve the mobile computing experience. Migo is designed to make it very easy for users to take their unique, personal data with them, without the need to bring along their laptop or link back to their office machine. Migo allows users to temporarily load their entire personalized desktop environment onto any other Microsoft® Windows®-based “guest” computer, to enable easy access to their personal data including email, Internet favorites, presentations, photos, music and other files and folders. Migo is designed so that once it has been disconnected from a “guest” computer, no trace of the user’s personal computer environment or data will be left behind on the “guest” machine. Migo includes a security application based on AES 128-bit encryption that protects personal data while it is stored on the Migo-enabled portable storage device.

Migo software currently supports the Microsoft Windows operating system from 98SE to XP. Email applications supported by Migo include Microsoft Outlook®, Exchange® and Outlook Express®, and Mozilla® Thunderbird®. Internet browsers supported include Microsoft Internet Explorer® and Mozilla Firefox®. We are developing Migo software to function with other popular email applications such as IBM® Lotus Notes®, and other frequently used tools and applications. Migo is in the process of researching and developing a range of Migo software for use on an expanded array of hardware devices, including larger capacity SIM Card storage devices, mp3 music players, portable disc drives, cellular phones, digital cameras, PDAs and other mobile data communication platforms. We believe these products will have the potential for customized use across a broad range of industries, including healthcare, insurance, banking and financial services and education. There can be no assurance we will be able to successfully develop and market these products.

AGREEMENT WITH M SYSTEMS FLASH DISK PIONEERS LTD.

On March 30, 2005, we entered into a three-year Development Agreement with M Systems Flash Disk Pioneers Ltd. ("M-Systems"). Pursuant to the Development Agreement, we granted to M-Systems and its affiliates a worldwide, transferable license to use and distribute our Migo products, and to use related trademarks, as an integrated part of M-Systems' USB flash drive product lines. Migo products are offered to M-Systems customers with either (i) limited functionality or (ii) full functionality for a period of 45 days, after which the end-user may purchase a license directly from us to continue full functionality or otherwise retain limited functionality.

14

We are obligated to develop software applications to bundle our Migo products with M-Systems USB Drives, and we agreed to provide first level support for Migo products to M-Systems and M-Systems' customers and end-users, if desired.

KINGSTON TECHNOLOGY

On September 5, 2006, we entered into a License Agreement and a Common Stock and Warrant Purchase Agreement with Kingston Technology Corporation ("Kingston"). Under the License Agreement, Kingston is to pay us $1,850,000 for global marketing and distribution rights to load currently available and future product releases of Migo's software on Kingston's flash memory products through December 2007. The license fee is payable $850,000 upon signing the agreement and the receipt of the next $1,000,000 is contingent upon Migo meeting certain mutually agreed upon R&D milestones by April 1, 2007. The agreement is renewable by Kingston for one additional year at a license fee to be agreed upon. The initial payment of $850,000 was received in September, 2006 and has been recorded as deferred revenue at September 30, 2006.

Under the Common Stock and Warrant Purchase Agreement, Kingston has paid $150,000 for the purchase of 468,750 shares of our common stock and warrants to purchase up to 950,000 shares of our common stock. The warrants are exercisable at $0.35 per share, expire in September 2011, unless theretofore exercised and permit cashless exercise.

POTENTIAL ACQUISITION OF STOMPSOFT, INC.

On October 19, 2006, we signed a Letter of Intent to acquire substantially all of the assets of StompSoft, Inc., including its entire line of software titles and its retail web store located at www.stompsoft.com. StompSoft is a privately owned manufacturer of backup, system utility and online security/privacy software located in Irvine, California. We expect to pay consideration of up to $6.35 million for the acquisition, including $500,000 in cash, $2.5 million in the form of a convertible subordinated note, up to $350,000 in debt assumption to also be converted into a convertible subordinated note, and up to a maximum of $3.0 million in royalties for the sale of StompSoft products during the 18-month period following closing.
Although the transaction is expected to close as early as fourth quarter 2006, the transaction remains subject to negotiation of a mutually agreeable definitive acquisition agreement, the satisfactory completion of an audit of StompSoft's financial statements for the years ended December 31, 2004 and 2005, the satisfactory completion of our due diligence review of the StompSoft business, approval by StompSoft's stockholders, consents of customers, partners and other third parties contracting with StompSoft and other customary closing conditions.

Financial Results, Liquidity and Management's Discussion and Analysis

Three months ended September 30, 2006 and 2005

We reported revenues of $68,609 for the three months ended September 30, 2006 compared to revenues of $85,835 for the corresponding period ended September 30, 2005. During the three months ended September 30, 2006, we sold only software packaged through M-Systems or via online download, while during the quarter ended September 30, 2005 we primarily sold hardware items, such as flash disks, pre-loaded with Migo software. We are working to expand our OEM relationships to promote sales.

Our costs associated with the sale of products for the three month period ended September 30, 2006 were $151,117 and consisted almost entirely of the amortization of software technology of $142,312, as well as expenses related to fees for customer downloads of our software and packaging and shipping costs. For the three month period ended September 30, 2005, we incurred costs associated with the sale of our products of $162,405, most of which also consisted of amortization of software technology.

15

Research and development expenses totaled $505,703 for the three months ended September 30, 2006, up from $197,134 in the corresponding period in 2005, due primarily to the increase of staff dedicated to the development of new products, and the completion of products. Sales and marketing expenses were $278,026 for the three months ended September 30, 2006 compared to $168,972 in the period ended September 30, 2005. General and administrative costs increased to $1,271,824 for the period ended September 30, 2006 from $801,107 in the year earlier quarter due primarily to the expensing of stock options of $459,613 for the quarter ended September 30, 2006.

Non-operating expense totaled $955,538 for the three months ended September 30, 2006, compared with non-operating expense of $558,787 for the three months ended September 30, 2005. Interest earned was $62,487 for the three months ended September 30, 2006 compared to interest expense of $ 25,725 in the period ended September 30, 2005 as a result of the increased investment income earned from the monies raised from the September 2005, December 2005, and March 2006 equity placements. During the three months ended September 30, 2006, we recorded an expense of $ 614,025 due to provisions in our registration rights agreements which resulted in the issuance of additional common shares to investors in our September 2005, December 2005 and March 2006 equity placements caused by delays in having a registration statement covering those shares declared effective by the SEC.

Nine months ended September 30, 2006 and 2005

We reported revenues of $136,225 for the nine months ended September 30, 2006 and revenues of $216,522 for the corresponding period ended September 30, 2005. During the nine months ended September 30, 2006, we sold only software packaged through M-Systems or via online download, while during the nine months ended September 30, 2005 we primarily sold hardware items, such as flash disks, pre-loaded with Migo software.

Our costs associated with the sale of products for the nine month period ended September 30, 2006 were $455,918 and consisted primarily of the amortization of software technology of $422,368, as well as expenses related to fees for customer downloads of our software, and packaging and shipping costs. For the period ended September 30, 2005, we incurred costs associated with the sale of our products of $902,386, primarily related to the amortization of software technology.

Research and development expenses totaled $1,291,244 for the nine months ended September 30, 2006, up from $560,635 in the corresponding period in 2005, due primarily to the increase of staff dedicated to the development of new products. Sales and marketing expenses increased slightly to $819,447 for the nine months ended September 30, 2006 compared with $794,182 for the period ended September 30, 2005. For the nine months ended September 30, 2006, general and administrative expenses increased to $3,829,692 compared with $2,938,699 for the nine months ended September 30, 2005 due primarily to the requirement to expense stock options.

Non-operating expenses totaled $842,624 for the nine months ended September 30, 2006 compared with $280,020 for the nine months ended September 30, 2005. Interest (net) increased for the nine months ended September 30, 2006 to $181,667 due to the increased investment income earned from the monies raised from the September 2005, December 2005, and March 2006 equity placements. We recorded an expense of $1,374,800 during the nine months ended September 30, 2006 due to provisions in our registration rights agreements which resulted in the issuance of additional shares to investors caused by delays in having a registration statement covering these shares declared effective.

Liquidity and Capital Resources

At September 30, 2006, we had working capital of $3,287,661 compared to a working capital of $3,055,929 at December 31, 2005. The increase in working capital is mainly due to raising approximately $3.5 million net of fees in the March 2006 private placement and the reduction in accounts payable that resulted from a negotiated settlement of an outstanding invoice that was reduced from approximately $983,000 to $300,000. For the nine months ended September 30, 2006, net cash used in operating activities was $3,860,110. We believe we will require approximately $5.0 million to fund our operations for the next 12 months based on our current rate of spending. We expect this to be funded from revenues generated by the business and our current cash resources of approximately $5.2 million as of September 30, 2006. Thereafter, we will depend on cash from operations, and additional financing, if available.

16

Recent and Expected Losses

From inception, we have never been profitable and have sustained substantial net losses from operations. There can be no assurance that we will ever generate positive revenues from our operating activities, or that we will achieve and sustain a profit during any future period, particularly if operations remain at current levels. Failure to achieve significant revenues or profitability would materially and adversely affect our business, financial condition, and results of operations. For the nine months ended September 30, 2006 and 2005, we incurred net pre-tax losses of $7,102,100 and $5,259,400 respectively.

Satisfaction of Current and Future Capital Requirements

No assurance can be given that we will be able to obtain the additional financing we require to continue normal operations. We cannot provide assurances that we will be able to develop our business to the point of generating net operating profits and positive cash flows from operations. If funds from these sources are not sufficient to offset operating expenses, we would seek to institute cost-saving measures that would not only reduce overhead, but also curtail operations. We cannot assure that such measures, if implemented, would be sufficient to offset all of our operating expenses. If any capital subsequently raised from the sale of securities is not sufficient to fund the balance of our operating expenses after implementing certain cost-cutting measures, we could be forced to discontinue certain operations or may be unable to continue as a going concern.

Any further issuances of any additional equity securities to raise capital may be on terms that are detrimental to existing stockholders. In order to meet our capital requirements, we may continue to offer equity securities for sale, and existing stockholders would experience additional dilution. Any new equity securities issued may have rights, preferences or privileges senior to those of holders of existing equity securities.

Off-Balance Sheet Arrangements

At September 30, 2006, we did not have any relationship with unconsolidated entities or financial partnerships, which other companies have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes as defined in Item 303(a)(4)(ii) of SEC Regulation S-K. Therefore, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Trends

As of September 30, 2006, to the best of our knowledge, no known trends or demands, commitments, events or uncertainties, except as described in this Management's Discussion and Analysis and in “Notes to Financial Statements Note 8 - Commitments and Contingencies” existed, which are likely to have a material effect on our liquidity.

Item 3. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this report, under the supervision and with the participation of our management, including our chief executive officer ("CEO") and chief financial officer ("CFO"), we evaluated the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended, or the "Exchange Act").  Based on this evaluation, our management, including our CEO and CFO, has concluded that our disclosure controls and procedures are designed, and are effective to give reasonable assurance that the information we are required to disclose is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Based upon this evaluation, the CEO and CFO concluded that our disclosure controls and procedures are effective in providing reasonable assurance that information required to be disclosed in our reports filed with or submitted to the SEC under the Exchange Act is accumulated and communicated to management, including the CEO and CFO, as appropriate to allow timely decisions regarding required disclosure.

17

Changes in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during our quarter ended September 30, 2006, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings

On December 20, 2005, two former employees made a demand for arbitration with JAMS, San Francisco alleging that each claimant is entitled to severance pay following their resignations in February 2005. In October 2006, the arbitrator ruled in favor of the plaintiffs and we have accrued a $424,000 liability as a result of this matter for the quarter ended September 30, 2006.

We are not aware of any additional pending litigation as of November 10, 2006.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

On September 5, 2006, the Company entered into a Common Stock and Warrant Purchase Agreement with Kingston Technology Corporation ("Kingston"). Under the Common Stock and Warrant Purchase Agreement, Kingston paid $150,000 for the purchase of 468,750 shares of the Company's common stock, and warrants to purchase up to 950,000 shares of the Company's common stock. The warrants are exercisable at $0.35 per share, expire in September 2011, unless theretofore exercised and permit cashless exercise. The proceeds of the sale of securities will be used for working capital and general corporate purposes. The Company relied on Section 4(2) of the Securities Act, as the basis for an exemption from registering the sale of these shares of common stock and warrants under the Securities Act.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Submission of Matters to a Vote of Security Holders

None

Item 5. Other Information

None.

Item 6. Exhibits

EXHIBIT INDEX:

Exhibit
Number	Description

3.1
Amended and Restated Certificate of Incorporation, hereby incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report of Form 10-QSB for the quarter ended June 30, 2006, filed with the Commission on August 10, 2006.

3.2	Bylaws, hereby incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-KSB filed with the Commission on July 14, 2004.

3.3
Amended and Restated Certificate of Incorporation, hereby incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report of Form 10-QSB for the quarter ended June 30, 2006, filed with the Commission on August 10, 2006.

18

10.1
License Agreement dated September 5, 2006 between the Company and Kingston Technology Corporation, hereby incorporated by reference to the Company's Registration Statement on Form SB-2 filed with the Commission on October 27, 2006.

10.2
Common Stock and Warrant Purchase Agreement dated September 5, 2006 between the Company and Kingston Technology Corporation, hereby incorporated by reference to the Company's Registration Statement on Form SB-2 filed with the Commission on October 27, 2006.

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350.

32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MIGO SOFTWARE, INC.

Date: November 14, 2006	By:	/s/ Kent Heyman
Kent Heyman
Chief Executive Officer (Principal Executive Officer)

Date: November 14, 2006	By:	/s/ Richard Liebman
Richard Liebman
Chief Financial Officer (Principal Financial and Accounting Officer)

19

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2006

Migo Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-5278NY	94-3334052

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

555 Twin Dolphin Drive, Suite 650
Redwood City, CA		94065
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 232-2600
__________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2006, Migo Software, Inc. (the "Company") entered into an Asset Purchase Agreement with StompSoft, Inc. ("StompSoft") under which the Company has acquired substantially all of the assets of StompSoft, including its entire line of software titles and its retail web store located at www.stompsoft.com. StompSoft is a privately owned manufacturer of backup, system utility and online security/privacy software located in Irvine, California.

In consideration for the acquisition, the Company has paid to StompSoft $650,000 in cash, will issue to StompSoft 20,000,000 shares of its common stock and will pay certain expenses incurred by StompSoft in connection with the acquisition. The acquisition closed simultaneously with the execution of the Asset Purchase Agreement. Of the share consideration, 5,000,000 shares have been pledged to the Company for up to 18 months to secure StompSoft’s obligations to indemnify the Company under the Asset Purchase Agreement.

In connection with the acquisition, the Company entered into a Registration Rights Agreement with the StompSoft under which the Company has agreed to register the shares issued to StompSoft and to provide StompSoft with certain demand and piggyback registration rights.

In connection with the acquisition on December 27, 2006, the Company entered into an Employment Agreement with Michael Hummell, the chief executive officer of StompSoft, under which Mr. Hummell is to serve as Senior Vice President, Business Development of the Company. Under the provisions of Mr. Hummell’s employment agreement, Mr. Hummell is entitled to a base salary of $200,000 per year. In addition, Mr. Hummell has been granted options to purchase 200,000 shares of stock with vesting over a three year period. Mr. Hummell is also entitled to participate in all of the Company’s standard benefit plans. The employment agreement provides for employment at will. Under the employment agreement, 100% of Mr. Hummell’s stock options will vest if his employment is terminated by the Company without cause or by Mr. Hummell for good reason.

Section 2 Financial Information.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 27, 2006, the Company completed its acquisition of substantially all of the assets of StompSoft pursuant to the Asset Purchase Agreement referenced above. The assets acquired include the entire line of software titles of StompSoft and its retail web store located at www.stompsoft.com. StompSoft is a privately owned manufacturer of backup, system utility and online security/privacy software located in Irvine, California.

Pursuant to the acquisition, StompSoft received a total of 20,000,000 shares of the common stock of the Company, which represents approximately 22% of its outstanding stock after the acquisition.

The terms of the acquisition, including the cash consideration and number of shares of common stock issued by the Company, were the result of arm’s-length negotiations with StompSoft.

The Company will file with the Securities and Exchange Commission the financial statements and pro forma financial information required to be filed pursuant to Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X under the Securities Act of 1933, as amended, within 71 days of the date on which this current report on Form 8-K is filed with the Commission.

Section 3 Securities and Trading Markets.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosures made in response to Items 1.01 and 2.01 above are incorporated herein by reference.

In addition, the Company issued 600,000 shares of its common stock to three principals of GCMI Securities, Inc., which performed services for StompSoft in connection with the acquisition.

The issuance of shares of the Company common stock in consideration for the acquisition are exempt from the registration requirements of the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act and Regulation D thereunder. Each principal of GCMI Securities, Inc. who received the Company’s stock is an "accredited investor" as that term is defined in Regulation D under the Act and the issuance of the securities met the other requirements of Regulation D.

Section 9     Financial Statements and Exhibits.

Item 9.01     Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired - To be filed within 71 days of the date this current report on Form 8-K is filed with the Commission.

(b)	Pro forma financial information - To be filed within 71 days of the date this current report on Form 8-K is filed with the Commission.

(c)	Exhibits

Exhibit No.	Description of Document
2.1	Asset Purchase Agreement dated as of December 27, 2006, by and between Migo Software, Inc. and StompSoft, Inc.
4.1	Registration Rights Agreement dated as of December 27, 2006, among Migo Software, Inc., StompSoft, Inc. and certain other individuals
10.1	Employment Agreement effective as of December 27, 2006, between Migo Software, Inc. and Michael Hummell
10.2	Stock Pledge Agreement dated as of December 27, 2006, between Migo Software, Inc. and StompSoft, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Migo Software, Inc. has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MIGO SOFTWARE, INC

Date: January 3, 2007	By:	/s/ Richard Liebman
Name: Richard Liebman
Title: Chief Financial Officer

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 27, 2006

Migo Software, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-5278NY	94-3334052
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 Twin Dolphin Drive, Suite 650 Redwood City, Ca 94065

 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (650) 232-2600

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

As previously reported on a Form 8-K filed with the Securities and Exchange Commission on January 3, 2007, Migo Software, Inc. (“Migo”) entered into an Asset Purchase Agreement with StompSoft, Inc. (“StompSoft”) on December 27, 2006. This amendment is being filed to provide the historical financial statements required by Item 9.01(a) of Form 8-K, and the pro forma financial information required by Item 9.01(b) of Form 8-K with respect to the acquisition of StompSoft by Migo.

ITEM 9 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

The following financial statements of StompSoft are included in this report:

•	Audited financial statements as of December 31, 2005 and for each of the two years in the period then ended;
•	Unaudited interim financial statements as of September 30, 2006 and for the nine months then ended.

(b)	Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information is included in this report:

•	Unaudited pro forma condensed combined balance sheet of Migo and StompSoft as of September 30, 2006;
•	Unaudited pro forma condensed combined statement of operations of Migo and StompSoft for the nine months ended September 30, 2006;
•	Unaudited pro forma condensed combined statement of operations of Migo and StompSoft for the year ended December 31, 2005.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits

Exhibit No.	Description of Document

2.1	Asset Purchase Agreement dated as of December 27, 2006, by and between Migo Software, Inc. and StompSoft, Inc. *

4.1	Registration Rights Agreement dated as of December 27, 2006, among Migo Software, Inc., StompSoft, Inc. and certain other individuals *

10.1	Employment Agreement effective as of December 27, 2006, between Migo Software, Inc. and Michael Hummell *

10.2	Stock Pledge Agreement dated as of December 27, 2006, between Migo Software, Inc. and StompSoft, Inc. *

99.1
Audited financial statements of StompSoft, Inc. as of and for the years ended December 31, 2005 and 2004, and Unaudited interim financial statements of StompSoft, Inc. as of and for the nine months ended September 30, 2006.

99.2	Unaudited pro forma condensed combined financial statements of Migo Software, Inc. and StompSoft, Inc. for the year ended December 31, 2005 and as of and for the nine months ended September 30, 2006.

* Previously filed as an exhibit to Migo’s Current Report on Form 8-K filed on January 3, 2007.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Migo Software, Inc. has duly caused this Amendment No. 1 to the Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MIGO SOFTWARE, INC

Date: February 21, 2007	By:	/s/ Richard Liebman
Name: Richard Liebman
Title: Chief Financial Officer

StompSoft, Inc.

Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

StompSoft, Inc.

Index to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
StompSoft, Inc.

We have audited the accompanying balance sheet of StompSoft, Inc. as of December 31, 2005, and the related statements of operations, accumulated deficit, and cash flows for the each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of StompSoft, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has suffered recurring losses from operations and a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 13 of the financial statements, on October 13, 2006, the Company has signed a Letter of Intent to sell substantially all of its operating assets. The assets considered in the Letter of Intent accounted for all of the Company’s revenues for the years ended December 31, 2005 and 2004.

Kelly & Company
Costa Mesa, California
December 15, 2006

StompSoft, Inc.

Balance Sheet

As of December 31, 2005

ASSETS
Current assets:

Cash	$500
Accounts receivable - trade	236,214
Other receivables	11,469
Settlement receivable	150,000
Inventories	238,737
Prepaid expenses	31,121

Total current assets	668,041

Property and equipment, net of accumulated depreciation of $209,778	92,232
Intangibles, net of accumulated amortization of $2,014	29,579
Deposits	12,000
Total assets	$801,852

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
Bank overdraft	$11,810
Accounts payable - trade	511,489
Demand note payable - officer	25,720
Accrued royalties	549,088
Accrued rebates	38,620
Accrued state income taxes	2,075
Sales tax payable	7,746
Other accrued expenses	45,653
Accrued compensation expense	36,756
Accrued compensated absence expense	63,524
Lease surrender liability payable	16,300
Revolving line of credit	428,799
Total current liabilities	1,737,580

Commitments and contingencies

Shareholders' deficit:

Common stock (stated value, 10,000,000 shares authorized, 3,272,308 issued and outstanding at December 31, 2005)	514,868
Accumulated deficit	(1,450,596)
Total shareholders' deficit	(935,728)
Total liabilities and shareholders' deficit	$801,852

The accompanying notes are an integral part of the financial statements.

StompSoft, Inc.

Statements of Operations

For Each of the Two Years in the Period Ended December 31, 2005

	For the Year Ended December 31,
	2005	2004
Sales:
Wholesale product sales, net of discounts of $661,898 and $314,645 for the years ended December 31, 2005 and 2004, respectively	$2,186,696	$3,182,667
Direct online product sales	997,584	938,026
Other revenue	155,428	95,898

Net sales	3,339,708	4,216,591
Cost of sales:
Cost of products	743,926	610,530
Royalties	588,083	889,978

Total cost of sales	1,332,009	1,500,508

Gross profit	2,007,699	2,716,083

Operating expenses:
Sales and marketing	1,445,296	1,042,569
General and administrative	1,449,784	2,073,163
Product development costs	371,333	650,204

Total operating expenses	3,266,413	3,765,936

Operating loss	(1,258,714)	(1,049,853)
Other income (expense):
Interest expense	(108,754)	(40,351)
Gain on sale of trademark	593,076	-
Loss on the disposition of long lived assets	(20,091)	(65,921)
Miscellaneous other income	1,298	84

Total other income (expense)	465,529	(106,188)

Loss before taxes	(793,185)	(1,156,041)

Provision for state income taxes	(2,075)	(2,062)

Net loss	$(795,260)	$(1,158,103)

The accompanying notes are an integral part of the financial statements.

StompSoft, Inc.

Statements of Shareholders' Deficit

For Each of the Two Years in the Period Ended December 31, 2005

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total

Balance at December 31, 2003	992,308	$229,868	$502,767	$732,635

Net loss	-	-	(1,158,103)	(1,158,103)

Balance, December 31, 2004	992,308	229,868	(655,336)	(425,468)

Shares issued for cash	2,280,000	285,000	-	285,000

Net loss	-	-	(795,260)	(795,260)

Balance, December 31, 2005	3,272,308	$514,868	$(1,450,596)	$(935,728)

The accompanying notes are an integral part of the financial statements.

StompSoft, Inc.

Statements of Cash Flows

For Each of the Two Years in the Period Ended December 31, 2005

	For the Year Ended December 31,
	2005	2004
Cash flows used in operating activities:
Net loss	$(795,260)	$(1,158,103)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	53,107	63,769
Amortization	555	1,644
Loss on disposal of long lived assets	20,091	65,921
Accretion of facilities lease surrender liability	-	53,800
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable - trade	114,519	(39,695)
Other receivables	15,949	131,700
Settlement receivable	(150,000)	-
Inventories	59,622	(138,141)
Prepaid expenses	(9,466)	28,229
Deposits	(635)	13,010
Increase (decrease) in:
Accounts payable-trade	248,215	106,384
Accrued royalties	69,985	290,405
Accrued rebates	33,660	(130,021)
Other accrued expenses	(122,019)	72,431
Accrued compensation	19,487	17,275
Accrued compensated absences	9,381	(17,496)
Lease surrender liability payable	(37,500)	-
Sales tax payable	3,392	3,024
Accrued state income taxes	2,075	(1,329)
Net cash used in operating activities	(464,842)	(637,193)
Cash flows used in investing activities:
Purchase of equipment	(24,469)	(40,368)
Additions to intangible assets	(11,773)	(7,605)
Net cash used in investing activities	(36,242)	(47,973)

The accompanying notes are an integral part of the financial statements.

StompSoft, Inc.

Statements of Cash Flows

For Each of the Two Years in the Period Ended December 31, 2005

	For the Year Ended December 31,
	2005	2004
Cash flows provided by (used in) financing activities:
Proceeds from issuance of common stock	$285,000	-
Proceeds from issuance of demand note payable - officer	65,000	-
Payments on demand note payable - officer	(39,280)	-
Advances on the line of credit	2,063,900	$2,747,485
Payments on the line of credit	(1,881,177)	(2,574,435)
Increase in the bank overdrafts	7,641	4,169
Net cash provided by financing activities	501,084	177,219
Net decrease in cash	-	(507,947)
Cash - beginning of period	500	508,447
Cash - end of period	$500	$500

Supplemental Disclosure of Cash Flow Information
	For the Year Ended December 31,
	2005	2004

Interest paid	$103,844	$39,882

Income taxes paid	$262	$12,587

The accompanying notes are an integral part of the financial statements.

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

1.	Description of the Company's Business

StompSoft, Inc. (the "Company"), founded in 1996 and incorporated in California during 1998, reports the results of its operations for tax purposes under Internal Revenue Code Subchapter S. The Company is engaged in the development and distribution of backup, system utility and online security and privacy prepackaged software. It distributes its products by direct selling to retailers, through its retail e-commerce site and nationally through wholesale distributors.

2.	Summary of Significant Accounting Policies

Revenue Recognition

The Company recognizes revenue from the sale of packaged software products and license fees, software subscriptions and customer service and technical support. The revenue for software products and related services and support is recognized in accordance with the American Institute of Certified Public Accountants’ Statement of Position ("SOP") 97-2, Software Revenue Recognition, as modified by SOP 98-9. Revenue is recognized when persuasive evidence of an arrangement exists, there has been delivery of the product and liability has shifted, the fee is fixed or determinable and collectibility is probable.

In accordance with the Financial Accounting Standards Board's ("FASB") Emerging Issues Task Force ("EITF") Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Product, the Company accounts for cash consideration (such as sales incentives) that are given to customers or resellers as a reduction of revenue rather than as an operating expense unless a benefit can be identified and for which there is a reasonable estimate of the fair value.

Product Revenue

The Company recognizes the majority of its product revenue from the sale of packaged software products ("products") when the goods are sold to the end-user. While legal title generally transfers when the products are shipped, the bulk of the Company's sales are in-substance consignment transactions ("consignments") with large retailers. In addition, the Company e-commerce site provides a retail outlet via the internet to end-users and revenue is recognized on these transactions after the right of return on the product has lapsed. All revenue is recorded net of any sales tax obligations.

The Company recognizes certain reductions in product revenue in accordance with the FASB's Statement of Financial Accounting Standards ("SFAS") No. 48, Revenue Recognition When Right of Return Exists. Product revenue from distributors and retailers is

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

2.	Summary of Significant Accounting Policies, Continued

Revenue Recognition, Continued

Product Revenue, Continued

reduced for estimated returns that are based on historical returns experience and other factors, such as the volume and price mix of products in the retail channel, return rates for prior releases of the product, trends in retailer inventory and economic trends that might impact customer demand for the Company's products (including the competitive environment and the timing of new releases of the Company's product). Product revenue is also reduced for the estimated redemption of rebates on certain current product sales. The estimated reserves for distributor and retailer sales incentive rebates are based on distributors’ and retailers’ actual performance against the terms and conditions of rebate programs, which are typically established based on each specific product. The Company’s reserves for end user rebates are estimated based on the terms and conditions of the specific promotional rebate program, actual sales during the promotion and historical redemption trends by product and by type of promotional program.

Customer Service and Technical Support

The Company includes the costs of providing customer service under agreements that are part of the original purchase of the product by the end-user and free technical support costs as part of general and administrative expenses in the statements of operations. Customer service and technical support costs include costs associated with performing order processing, answering customer inquiries by telephone and through web sites, e-mail and other electronic means and providing free technical support assistance to customers. In connection with the sale of certain products, the Company provides a limited amount of free technical support assistance to customers. The Company does not defer the recognition of any revenue associated with sales of these products, since the cost of providing this free technical support is insignificant. The technical support is generally provided within one year after the associated revenue is recognized and free product enhancements are minimal and infrequent. The Company accrues the estimated cost of providing this free support.

Software Development Costs

SFAS 86, Accounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, requires companies to expense software development costs as they incur them until technological feasibility has been established, at which time those costs are capitalized until the product is available for general release to customers. To date, the

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

2.	Summary of Significant Accounting Policies, Continued

Revenue Recognition, Continued

Software Development Costs, Continued

Company's software has been available for general release concurrent with the establishment of technological feasibility and, accordingly, the Company has not capitalized any development costs. SFAS 2, Accounting for Research and Development Costs, establishes accounting and reporting standards for research and development. In accordance with SFAS 2, the costs the Company incurs to enhance its existing products are expensed in the period they are incurred and included in research and product development costs in the statements of operations.

In-Substance Consignments

The Company sells to distributors and resellers under terms allowing for certain rights of return and price protection on unsold merchandise held by them. The distributor and reseller agreements, which may be cancelled by either party upon specified notice, generally contain a provision for the return of the Company’s products in the event the agreement with the distributor or reseller is terminated and the products have not been sold. Accordingly, the Company defers the gross margin resulting from the deferral of both revenue and related product costs from sales to distributors and resellers with agreements that have the aforementioned terms until the merchandise is resold by the distributors and resellers. The Company also sells its products to distributors and resellers who have substantial independent operations under sales arrangements with terms that do not allow for rights of return or price protection on unsold products held by them. In these instances, the Company recognizes revenue when it ships the product directly to these distributors or resellers.

Price Protection

Because of frequent sales price reductions and rapid technology obsolescence in the industry, sales made to certain of the Company's distributors and resellers under agreements allowing price protection and/or rights of return are deferred until the distributors or resellers sell the merchandise.

Customer Programs

The Company records estimated reductions to revenue for customer programs at the time revenue is recognized. The Company's customer programs primarily involve rebates, which are designed to serve as sales incentives to resellers of its products in

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

2.	Summary of Significant Accounting Policies, Continued

Revenue Recognition, Continued

Customer Programs, Continued

various target markets. The Company accounts for rebates in accordance with EITF Issue 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products) and, as such, accrues for 100% of the potential rebates and does not apply a breakage factor. Unclaimed rebates, which historically have not been significant, are reversed to revenue upon expiration of the rebate. Rebates typically expire within three months of the date of the original sale.

Customer programs also include marketing development funds ("MDFs"). The Company accounts for MDFs as advertising expense in accordance with EITF 01-9. MDFs represent monies paid to retailers and distributors that are earmarked for market development and expansion and typically are designed to support the Company's partners' activities while also promoting the Company's products.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Significant estimates used in the preparation of these financial statements include the estimate of the customer programs primarily involving rebates, which are designed to serve as sales incentives to resellers; the sales return allowance for estimated product returns is recorded at the time revenue is recognized; and the estimate of the useful lives of equipment and computer software. It is at least reasonably possible that the estimates used could change within the next year. Accordingly, as adjustments become necessary, they will be reflected in current operations.

Disclosures about Fair Values of Financial Instruments

Statement of Financial Accounting Standards (“SFAS”) No. 107, Disclosures About Fair Value of Financial Instruments, requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS 107 as financial instruments. Financial instruments are generally defined by SFAS 107 as cash and cash equivalents, evidence of ownership interest in equity, or a contractual obligation that both conveys to one entity a

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

2.	Summary of Significant Accounting Policies, Continued

Disclosures about Fair Values of Financial Instruments, Continued

right to receive cash or other financial instruments from another entity and imposes on the other entity the obligation to deliver cash or other financial instruments to the first entity.

At December 31, 2005, the Company’s financial instruments are cash, accounts receivable- trade, other receivables, settlement receivable, bank overdraft, accounts payable-trade, accrued liabilities, note payable-officer, and a line of credit payable. The recorded values of cash, accounts receivable- trade, other receivables, bank overdraft, accounts payable-trade and accrued liabilities approximate their fair values based on their short-term nature. The recorded value of the note payable-officer and the line of credit payable approximates their fair values, as interest approximates appropriate market rates and they are short-term in nature.

Cash

The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents. As of December 31, 2005, the Company had no cash equivalents.

Accounts Receivable - Trade and Allowance for Doubtful Accounts

Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Since effectively all of the Company's customers hold inventory on consignment, accounts receivable are not recorded until a sale is made at the retail level. As a result, the Company's receivables rarely go uncollected. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends and changes in customer payment terms. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required.

Inventories

Inventory cost is computed on an standard cost basis (which approximates actual cost on a first-in, first-out basis). Inventory costs consist primarily of the software products in finished goods and packaging and shipping supplies, overhead associated with such purchases and shipping costs. The Company writes down its inventory for estimated amounts related to lower of cost or market, obsolescence or unmarketable inventory equal to the difference

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

2.	Summary of Significant Accounting Policies, Continued

Inventories, Continued

between the cost of inventory and the estimated market value based upon assumptions about future demand, future product purchase commitments and market conditions. Inventory reserves, once established, are not reversed until the related inventory has been sold or scrapped. There is no inventory reserve as of December 31, 2005 as all obsolete or unmarketable inventory items have been scrapped.

A portion of the Company's software products in finished goods is identified as in-substance consignment with the unsold merchandise held by the distributors and retailers. All in-substance consignment inventory software is recorded as inventory until it is sold at the retail level.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally, accelerated depreciation methods) for tax purposes where appropriate. Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When equipment and computer software are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

The estimated useful lives of property and equipment are as follows:

Estimated
Useful
Lives
Production equipment	5 years
Computer equipment	3-5 years
Computer software	3-5 years
Office furniture	2-7 years
Leasehold improvements	5 years

Leases

The Company reviews all leases for capital or operating classification at their inception under the guidance of SFAS 13, Accounting for Leases, as amended. The Company uses its incremental borrowing rate in the assessment of lease classification and defines the initial lease term to exclude lease extension periods.

For leases that contain rent escalations, the Company records the total rent payable during the lease term, as defined above, on a straight-line basis over the term of the lease.

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

2.	Summary of Significant Accounting Policies, Continued

Intangible Assets

The Company capitalizes the direct costs associated with the development of certain intangible assets. Capitalized costs are amortized over the estimated product life on a straight-line basis. Unamortized costs are carried at the lower of book value or net realizable value. Estimated useful lives are as follows:

Patents	17 years
Trademarks	6 years

Impairment of Long-Lived Assets

In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined based on the estimated discounted future cash flows expected to be generated by the asset. The factors considered by management in performing this assessment include current operating results, trends and prospects, as well as the effects of obsolescence and economic factors.

Income Taxes

The Company, with the consent of its shareholders, elected under the Internal Revenue Code to be treated as a Subchapter S Corporation for federal and state income tax purposes. The shareholders of a Subchapter S Corporation are taxed on the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Certain specific deductions and credits flow through the Company to its shareholders. This election is valid for federal as well as the state of California; however, California law requires a minimum tax of 1.5% on the Company's net income or $800, whichever is greater. The Company is also subject to minimum tax payments in Minnesota and Tennessee.

Advertising Costs

The Company expenses advertising costs as they are incurred. Advertising expense was $759,846 and $642,391 for the years ended December 31, 2005 and 2004, respectively. Included in advertising expense are certain advertising activities of the Company's reseller channel ("co-op advertising"). These co-op advertising costs are treated as advertising expenses under EITF Issue No. 01-09, Accounting for Consideration Given by a Vendor to a

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

2.	Summary of Significant Accounting Policies, Continued

Advertising Costs, Continued

Customer or a Reseller of the Vendor’s Products, as the Company has deemed that the identifiable benefit is sufficiently separable from the customer’s purchase of the Company's product and the fair value of that benefit is reasonably estimable. The amounts related to co-op advertising were $238,649 and $242,159 for the years ended December 31, 2005 and 2004, respectively.

Freight and Delivery

The Company has adopted the provisions of EITF Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs. In accordance with EITF No. 00-10, revenue received from shipping and handling fees is reflected in net sales, and costs incurred from shipping and handling charges are reflected in cost of goods sold. For the years ended December 31, 2005 and 2004, freight and delivery costs were $103,656 and $76,292, respectively.

Product Development Costs

Costs incurred in the product development of new software products are expensed as incurred until technological feasibility is established. The Company capitalizes software development in accordance with the provisions of SFAS 86. Software development costs begin to be capitalized at the time a product’s technological feasibility is established and end when the product reaches the working model stage. To date, products and enhancements have generally reached technological feasibility and have been released for sale at substantially the same time and all product development costs have been expensed.

Recent Accounting Pronouncements

SFAS 151, Inventory Costs - In November 2004 the FASB issued SFAS 151, Inventory Costs. This Statement amends the guidance in ARB No. 43,Chapter 4, Inventory Pricing,to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this new standard are effective for inventory costs incurred during fiscal years beginning after June 15, 2006. The Company adopted SFAS 151 on January 1, 2006, and this new standard did not have a material impact on its financial statements, results of operations or cash flows.

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

2.	Summary of Significant Accounting Policies, Continued

Recent Accounting Pronouncements, Continued

SFAS 154, Accounting Changes and Error Corrections - In June 2005 the FASB issued SFAS 154, Accounting Changes and Error Corrections, which replaces APB 20, Accounting Changes, and SFAS 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors made in fiscal years beginning after June 1, 2005. The Company adopted SFAS 154 on January 1, 2006 and the adoption of this new standard is not anticipated to have a material impact on the Company’s financial position, results of operations or cash flows.

SFAS 155, Accounting for Certain Hybrid Instruments - In February 2006 the FASB issued SFAS 155, Accounting for Certain Hybrid Instruments, which amends SFAS 133, Accounting for Derivative Instruments and Hedging Activities, and SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on the financial position, results of operations or cash flows.

SFAS 157, Fair Value Measurements - In September 2006 FASB issued SFAS 157, Fair Value Measurements. which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements: This Statement does not require any new fair value measurements. The Company does not expect the adoption of this statement to have a material impact on its financial position, results of operations or cash flows.

EITF 06-03, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That is, Gross versus Net Presentation) - In March 2006, the FASB issued EITF 06-03, How Taxes Collected from Customers and Remitted to

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

2.	Summary of Significant Accounting Policies, Continued

Recent Accounting Pronouncements, Continued

Governmental Authorities Should Be Presented in the Income Statement (That is, Gross versus Net Presentation) that clarifies how a company discloses its recording of taxes collected that are imposed on revenue-producing activities. EITF 06-03 is effective for the first interim reporting period beginning after December 15, 2006, and thus the Company is required to adopt this standard as of January 1, 2007, in the first quarter of its fiscal year 2007. The Company is evaluating the impact, if any, that EITF 06-03 may have on its financial statements.

3.	Accounts Receivable - Trade

Accounts receivable - trade is comprised of the following at December 31, 2005:

Receivables, pledged as security	$236,214
Unpledged accounts receivable	-

Total accounts receivable	$236,214

Pursuant to the revolving line of credit agreement (the "line of credit") (Note 7) the Company’s commercial lender (the "lender") advances funds against the Company's accounts receivable - trade and in-substance consignment inventory (Note 2).

4.	Components of Inventory

At December 31, 2005, inventories consisted of the following:

Finished goods - software products	$8,412
Finished goods - in-substance consignment - software products (Note 2)	154,891
Packaging and shipping materials	75,434

Total inventories, net	$238,737

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

5.	Property and Equipment

The following is a summary of property and equipment at cost, less accumulated depreciation, as of December 31, 2005:

Production equipment	$64,346
Computer equipment	81,824
Computer software	19,684
Office furniture	134,661
Leasehold improvements	1,495

Total property and equipment	302,010

Less: accumulated depreciation	209,778

Property and equipment, net	$92,232

Assets recorded under capital leases and included in property and equipment in the Company’s balance sheet consist of the following at December 31, 2005 (Note 8):

Office equipment	$5,197
Less: accumulated amortization	(5,197)
Assets recorded under capital leases, net	$-

Amortization of assets under capital leases included in depreciation expense amounted to $289 and $1,728 for the years ended December 31, 2005 and 2004, respectively.

During May 2005, the Company performed an impairment review that identified production and computer equipment which was not being used or was inoperable and of no value. In total, the assets had an original cost of $31,673 and a net book value of $6,242 at the time they were identified as impaired. A loss of $6,242 was recorded in other income (expense) as an impairment loss on long lived assets.

Depreciation expense amounted to $53,107 and $63,769 for the years ended December 31, 2005 and 2004, respectively.

6.	Intangible Assets

Intangible assets consist of patents and trademarks. The original cost of all of the intangible assets is calculated by capitalizing professional fees incurred to develop and issue a patent or a trademark. Amortization is to be taken over the estimated lives of the assets, beginning on the date of issuance of the applicable patent or trademark. Until the patent or trademark is approved the intangible asset is not amortized. Intangible assets consist of the following at December 31, 2005:

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

6.	Intangible Assets, Continued

Patents	$7,715
Trademarks	23,878
Total intangible assets	31,593
Less: accumulated amortization	2,014

Intangible assets, net	$29,579

Total amortization expense was $555 and $1,644 for the years ended December 31, 2005 and 2004, respectively. The following is a schedule of estimated future amortization expense as of December 31, 2005:

2006	$456
2007	456
2008	456
2009	456
2010 and thereafter	3,877

Total	$5,701

Intangible assets, not as yet subject to amortization	$23,878

During May 2005, the Company performed an impairment review that identified 15 patents or trademarks which were identified as impaired. The impairments, in all instances, resulted from products related to the intangible assets being determined to no longer be commercially viable. In total, the intangible assets had original capitalized cost of $17,545 and an unamortized value of $13,849 at the time they were identified as impaired. A loss of $13,849 was recorded in other income (expense) as an impairment loss on long lived assets.

7.	Debt

Borrowings under Revolving Line of Credit and Related Covenants and Restrictions

The Company has available a revolving line of credit (the "line of credit") with a commercial lender (the "lender") for the lesser of (a) $500,000, or (b) the sum of 80% of eligible domestic trade accounts receivable as defined. The maximum amount borrowable under the line of credit was reduced from the original $1,000,000 to $500,000 in January 2005. The line of credit expires in January 2007, unless extended. Borrowings under the line of credit bear interest at the Wall Street Journal prime interest rate plus 13% (20.25% at December 31, 2005). The weighted average interest rates were 21.19% and 19.29% for the years ended December 31, 2005 and 2004, respectively. All borrowings under the line of

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

7.	Debt, Continued

Borrowings under Revolving Line of Credit and Related Covenants and Restrictions, Continued

credit are collateralized by substantially all assets of the Company. At December 31, 2005, the outstanding balance of the line of credit was $428,799.

Borrowings under the line of credit are subject to certain financial covenants along with restrictions on other indebtedness, dividend payments, financial guarantees, business combinations and other related items. As of December 31, 2005 and December 15, 2006, the Company was not in compliance with certain of the loan security agreement covenants and restrictions. These defaults of the loan agreement covenants and restrictions could serve as a basis for the lender's immediate termination of the lending agreement and the acceleration of the $428,799 that was owed by the Company on December 31, 2005. The carrying amount of accounts receivable - trade that serve as collateral for borrowings under this agreement totaled $236,214 at December 31, 2005. As of December 15, 2006, the lender has not terminated the lending agreement.

As an additional source of collateral for the line of credit, an officer and major shareholder (the "related party") provided the lender with a personal continuing guarantee (the "guarantee") that was originally for an amount not to exceed $1,000,000. In January 2005, in conjunction with an amendment to the loan agreement that reduced the maximum borrowable under the line of credit to $500,000, the related party's guarantee was reduced to an amount not to exceed $500,000. At the time of the reduction in the maximum amount of the guarantee, the related party pledged his personal residence as collateral for the guarantee.

Demand Note Payable - Officer

In October 2005, an officer and major shareholder loaned the Company $65,000 on a collateralized demand note payable (the "note payable"). The interest rate on the note payable was 6% per annum and was due and payable on three days notice and was collateralized by substantially all of the assets of the Company. The note payable was subordinated to the line of credit with the commercial lender. At December 31, 2005, the Company had a remaining balance on the note payable including accrued interest amounting to $25,720, which was paid in full in February 2006.

8.	Commitments and Contingencies

Management's Plan

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a "going concern", which assume that the Company will continue in

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

8.	Commitments and Contingencies, Continued

Management's Plan, Continued

operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast doubt about the Company's ability to continue as a "going concern". The Company has incurred net losses of $2,030,393 for the three years ended December 31, 2005, has a working capital deficiency at December 31, 2005 of $1,069,539, and requires additional financing for its business operations.

The Company's future capital requirements will depend on numerous factors including, but not limited to, whether the Company wishes to continue software development activities and market penetration of and profitable operations related to the sale of its desktop application products via its traditional customer base along with continued development in its "e-commerce" site. The Company does not believe that bank borrowings are available under present circumstances, and there can be no assurance that any financing could be obtained from other sources. Even if funding were available, it might be available only on terms which would not be favorable to the Company or which management would not find acceptable.

Meanwhile, management is working on attaining cost and efficiency synergies that are available to the Company.

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going concern". While management believes that the actions already taken or planned, as described above, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

If the Company were unable to continue as a "going concern", then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses and the balance sheet classifications used.

Legal Actions

The Company may be involved in other lawsuits, claims, investigations and proceedings, consisting of intellectual property, commercial, employment and other matters, which arise in the ordinary course of business. In accordance with SFAS 5, Accounting for Contingencies, The Company records a liability when it is both probable that a liability has

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

8.	Commitments and Contingencies, Continued

Legal Actions, Continued

been incurred and the amount of the loss can be reasonably estimated. These accruals are reviewed at least quarterly and adjusted to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to a particular case. Litigation is inherently unpredictable; however, the Company believes that it has valid defenses with respect to the legal matters pending against the Company, as well as adequate accruals for any probable and estimable losses. If an unfavorable ruling were to occur in any specific period, there exists the possibility of a material adverse impact on the results of operations for that period. The Company believes that, given its current liquidity and cash and investment balances, if it were to receive an adverse judgment with respect to litigation that it is currently a party to, it is likely that such a judgment would have a material impact on its financial condition, results of operations and liquidity. As of the date of the filing of this report and to the best of management’s knowledge and belief, the Company faces legal action, either actual or potential, as follows:

PC World Communication, Inc. Suit

In September 2005 PC World Communication, Inc. filed a complaint against the Company alleging open book, account stated and reasonable value in the amount of $18,530. The Company entered a stipulated judgment, paid an amount in settlement and the case was dismissed in July 2006. The liability and related expense was recorded by the Company in 2005.

Workflow Direct Suit

In May 2005, Workflow Direct, Inc. filed a complaint against the Company alleging it was due $89,976 under a contract it had entered into with the Company. The Company cross-complained alleging $100,000 in breach of contract damages. There was an agreement reached between the parties dismissing all actions, and the Company made payments to Workflow Direct, Inc. The action was dismissed in February 2006. The settlement liability was determined in 2006 and is reported in the Company’s 2006 operating expenses.

Sterling Auster Suit

In December 2005, Sterling Auster filed a complaint against the Company alleging breach of contract and common counts for cash damages of $14,110 plus interest at a rate of 18% per annum. An agreement was reached between the parties dismissing all actions, and the Company made payments to Sterling Auster. The action was dismissed in September 2006. The liability and related expense was recorded by the Company in 2005.

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

8.	Commitments and Contingencies, Continued

Legal Actions, Continued

Woodbridge Press, Inc. Suit

In February 2006, Woodbridge Press, Inc. filed a complaint against the Company alleging open book, account stated and reasonable value for cash damages of $11,086 plus interest. There was an agreement and stipulated judgment agreed to between the parties under which the Company was required to make two payments during 2006. The payments were made and the case was dismissed in November 2006. The liability and related expense was recorded by the Company in 2005.

Precision Offset, Inc. Suit

In February 2006, Precision Offset, Inc. filed a complaint against the Company alleging open book, account stated and reasonable value for cash damages of $14,786. There parties agreed to a settlement under which the Company was required to make payments during 2006. The Company has made the payments, and the Court has ordered the dismissal of the complaint. The liability and related expense was recorded by the Company in 2005.

CNET Networks, Inc. Suit

In March 2006, CNET Networks, Inc. filed a complaint against the Company alleging damages in the amount of $54,375 plus costs. The Company and the plaintiff signed a non-disclosure and settlement agreement under which the Company agreed to pay a settlement in three installments. The matter was dismissed in November 2006. The settlement liability was determined in 2006 and is reported in the Company’s 2006 operating expenses.

CBS Outdoor, Inc. Suit

In May 2006, CBS Outdoor, Inc. filed a complaint against the Company alleging breach of contract, seeking damages of $120,000 plus interest at a rate of 18% per annum and the recovery of legal fees. Both parties have entered a non-disclosure agreement in an effort to further settlement negotiations. The Company has recorded an amount that it believes is due the plaintiff. Trial is currently set for this matter in May 2007.

The Estate of Industrial Printer of California, Inc. Suit

In 2005, the Trustee for the bankruptcy estate of Industrial Printer of California, Inc. filed a complaint alleging payment of a performance obligation seeking damages in the amount of $33,923. The matter was settled by the Company with the Trustee of the bankrupt estate for $10,000, which was paid resulting in the dismissal of the action. As a result of the potential sale by the Company of substantially all of its operating assets, the Trustee is threatening to rescind the agreement and seek recovery of the full amount as originally sought in the suit.

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

8.	Commitments and Contingencies, Continued

Legal Actions, Continued

Sommers/Lombardi, et al, Suit

In May 2004, an individual named Bruce M. Sommers, who was subsequently replaced in the action by Al Lombardi, filed suit against the Company and other corporate defendants on behalf of himself and at the time an unknown and unidentified group of California individuals with the intent of certifying the matter as a class action. The suit was brought pursuant to the California Consumer Legal Remedies Act as well as the unfair competition statutes. In August 2006, the Court denied the plaintiff’s motion for class certification. The matter was settled in December 2006 with the Company’s portion of the settlement agreement being a formal commitment to keep an offer of a free updated version of the software product displayed prominently on the Company’s website through June 2007 along with an electronic notification of the product for the benefit of all past purchasers of the product.

Third Party Intellectual Property Disputed Claims

From time to time, the Company receives notices from third parties claiming infringement by its products of third party patent, trademark and other intellectual property rights, disputing royalties, or disputing other commercial arrangements. Regardless of the merit of any such claim, responding to these claims could be time consuming and expensive and might require the Company to enter into licensing or royalty agreements that may not be offered or available on terms acceptable to the Company. If a successful claim is made against the Company, its business could be materially and adversely affected. The Company expects that its software products will increasingly be subject to such claims as the number of products and competitors in its industry segment increases, the functionality of products overlap and industry participants become more aggressive in using patents offensively.

Operating Leases

The Company conducts its operations from a leased facility. The Company also leases office equipment used in its daily operations. The following is a schedule of future minimum rentals under non-cancelable operating leases as of December 31, 2005:

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

8.	Commitments and Contingencies, Continued

Operating Leases, Continued

Operating
For the years ending December 31:	Leases
2006	$135,513
2007	117,867
2008	110,874
2009	44,210
2010 and thereafter	-

The Company incurred rental expense of $135,429 and $271,355 for the years ended December 31, 2005 and 2004, respectively. The Company currently occupies its Irvine facility under a rental agreement with a lease term that expires in June 2009 (Note 13). The Company's facility's lease agreement has one 5 year lease extension option at the then prevailing rates.

Concentration of Suppliers

The Company relies on three third-party vendors to perform the manufacturing for its primary retail desktop software products. While the Company believes that relying heavily on key vendors improves the efficiency and reliability of its business operations, relying on any one vendor for a significant aspect of its business can have a significant negative impact on its revenue and profitability if that vendor fails to perform at acceptable service levels for any reason, including financial difficulties of the vendor.

The Company made approximately 59% of its inventory purchases from two vendors in the year ended December 31, 2005 and 81% of its inventory purchases from two different vendors in 2004. A significant percentage of the Company's products are customized boxes and other packaging that is designed and fabricated to the Company's specifications. While these products are purchased from specific vendors, there are numerous sources that are able to produce the same packaging. If the Company were unable to obtain products from these current suppliers, the impact on the Company's financial statements from such an uncertainty is unknown, but it is anticipated that it would not be significant. The Company has not experienced any such disruption of vendor supplied materials as of December 15, 2006.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of the accounts receivable-trade. The Company operates in a market segment that is highly competitive and rapidly changing. Significant technological changes,

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

8.	Commitments and Contingencies, Continued

Concentration of Credit Risk, Continued

shifting customer requirements, the emergence of competitive products with new capabilities and other factors could negatively impact the Company's operating results.

The Company sells a significant portion of its products through third-party retailers and distributors in the United States on consignment. As a result, The Company faces risks related to the loss of inventory. To appropriately manage this risk, the Company performs ongoing evaluations of customer sales and limits the amount of inventory extended as the Company deems appropriate. The Company maintains reserves for estimated inventory losses and these losses have historically been within its expectations. However, since the Company cannot necessarily predict future changes in the financial stability of its customers, it cannot guarantee that its reserves will continue to be adequate.

The Company had four customers that individually comprised more than 10% of the accounts receivable balance, for a total of 91% and 93% of the accounts receivable-trade balance at December 31, 2005 and December 31, 2004, respectively.

While four customers made up more than 10% of the accounts receivable balance at December 31, 2005, five customers each represented more than 10% of sales, totaling 83% of the Company's sales during 2005. This was up from three customers that each made up more than 10% of the accounts receivable balance at December 31, 2004, totaling 49% of the Company's sales during 2004. If the Company were to lose any of these four customers, the impact on its financial statements would be unknown, but could be significant. The Company has not experienced any such loss of customers as of December 15, 2006.

Indemnifications and Guarantees

The following is a summary of the Company's agreements that have been determined are within the scope of FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. Accordingly, there are no liabilities recorded for these agreements as of December 31, 2005.

The Company has agreements whereby it indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was serving, in such capacity. The term of the indemnification period is for the officer’s or director’s lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, it has a directors and officers insurance policy that in certain circumstances enables the Company to recover a portion of any future amounts paid. As a result of its insurance policy coverage, the Company believes the estimated fair value of these indemnification agreements is minimal.

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

8.	Commitments and Contingencies, Continued

Indemnifications and Guarantees, Continued

The Company sells software products to its customers via various wholesale and retail methods as well as through e-commerce. As part of those transactions the Company generally provides a warranty for its software products to its customers. The Company's products are generally warranted to perform substantially as described in the associated product documentation. The Company has not incurred significant expense under its product warranties. As a result, the Company believes the estimated fair value of these agreements is minimal.

Royalties

The Company has certain royalty commitments associated with the shipment and licensing of certain products. Royalty expense is generally based on a dollar amount per unit shipped or a percentage of the underlying revenue. Royalty expense, which was recorded under cost of sales on the statements of income, was $588,083 and $889,978 for the years ended December 31, 2005 and 2004, respectively.

9.	Related Party Transactions

Unused Available Line of Credit

The Company's line of credit with the lender has an unused amount of $71,201 that could be borrowed subject to the provisions of the commercial lender loan and security agreement at December 31, 2005.

Personal Guarantees for the Benefit of the Company

Personal Guarantee of the Line of Credit

An officer and a principal owner of the Company has provided his ongoing personal guarantee of the Company's line of credit liability. The personal guarantee currently is for an amount not to exceed $500,000 and is secured by a lien against the officer and a principal owner's personal residence.

Personal Guarantee of the Facility Lease

An officer and a principal owner of the Company provided his ongoing personal guarantee of the Company's facility lease agreement and the payment of all related amounts. The guarantee was for a period of 24 months which expired in May 2006 and is no longer in effect.

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

9.	Related Party Transactions, Continued

Company Sales of Products to a Related Entity

The Company sells certain of its software products to an entity in which a principal owner of the Company is a majority stockholder. During the years ended December 31, 2005 and 2004, the Company had sales to related parties amounting to $6,057 and $5,499, respectively. In both years the related party sales amounted to less than 0.10% of sales. There was no accounts receivable-trade balance from the related party at December 31, 2005.

10.	Equity Transactions

Sale of Common Stock

In May and June of 2005, the Company issued 2,280,000 shares of its common stock at $0.125 per share to eight pre-existing shareholders for cash amounting to $285,000.

11.	Other Income Resulting from a Settlement of a Trademark Claim

Other income for the year ended December 31, 2005, includes a gain of $593,076, net of related legal fees of $46,876, resulting from the settlement of a trademark claim initially filed by the Company in January 2005. The settlement resulted in the Company relinquishing all of its rights and interest in a disputed trademark for which it received cash of $400,000, the use of a cost free royalty for a period of six months and debt forgiveness amounting to $239,953.

12.	Interest Expense

The Company incurred interest expense of $108,754 and $40,351 for the years ended December 31, 2005 and 2004, respectively, all of which was charged to operations. Included in the interest expense for the years ended December 31, 2005 and 2004 were amounts representing the interest portion of the capital lease payments of $23 and $339, respectively which were based on an imputed interest rate of 12.75% per annum. The payments required under the capital leases were satisfied in the year ended December 31, 2005.

13.	Subsequent Events

Sale of Substantially All of the Company's Operating Assets

In October 2006, the Company has signed a Letter of Intent to sell substantially all of its operating assets to Migo Software, Inc. ("Migo") of Redwood City, California. The sales

StompSoft, Inc.

Notes to the Financial Statements

As of December 31, 2005 and
For Each of the Two Years in the Period Ended December 31, 2005

13	Subsequent Events, Continued

Sale of Substantially All of the Company's Operating Assets, Continued

price will be comprised of a yet to be determined combination of cash and Migo equity securities. The asset sale transaction is anticipated to close prior to December 31, 2006 pending both parties' agreement as to a definitive transaction document and other customary closing conditions. On December 14, 2006, Migo loaned the Company $100,000 evidenced by a secured promissory note with an interest rate of 6% per annum, with all principal and accrued interest due on or before June 30, 2007. The promissory note is secured by all of the Company's intellectual property rights in one of its software products.

Notice of Eviction Notice of the Company's Irvine Facility

The Company received notice from the Irvine facility landlord on December 8, 2006 that within three days it was required to pay rent amounting to $8,641. The “three day pay or quit” notice required the payment by December 11, 2006 or provided the cause for the landlord to initiate eviction proceedings against the Company. The Company has not paid the landlord any amount since the receipt of the “three day pay or quit” notice. The Company has not as of yet been served with any legal action and is currently attempting to resolve the matter with the landlord.

Independent Contractors

During the period from January 1, 2006 through December 15, 2006, the Company paid certain individuals who provided it with services as independent contractors. The Company has recorded an amount as of September 30, 2006 to reflect the potential liability at that date that could exist if a payroll-related taxing authority were to determine that the services provided by the individuals were more like those provided in an employer - employee relationship. To date the Company has not been contacted by any such payroll-related taxing authority and is currently evaluating those certain individuals’ independent contractor status.

Convertible Secured Notes Payable from Related Parties

Two major shareholders loaned the Company $350,000 over the period from June through August 2006 in the form of convertible secured notes payable ("notes payable") secured by substantially all of the Company’s assets. The notes payable have an interest rate of 10% per annum with interest payable quarterly. There are three separate notes payable with two of the notes payable amounting to $250,000 due on June 1, 2007 and one note payable amounting to $100,000 due on August 27, 2007. The notes payable provide for their conversion at any time prior to their due date for the issuance of a composite total of 15.75% of the then outstanding common stock of the Company. As part of the potential sale of substantially all

13	Subsequent Events, Continued

Convertible Secured Notes Payable from Related Parties, Continued

of the operating assets of the Company the two major shareholders will be required to release their security interest in the Company’s assets prior to any completion of a sale transaction. The Company did not obtain written approval to enter into the note payable transactions from its commercial lender who provides the lending facility under the revolving line of credit (Note 7).

StompSoft, Inc.
Financial Statements
(Unaudited)

As of September 30, 2006 and
For The Nine-Month Period Ended September 30, 2006

StompSoft, Inc.
Index to the Financial Statements
(Unaudited)

As of September 30, 2006 and
For the Nine-Month Period Ended September 30, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
StompSoft, Inc.

We have reviewed the accompanying balance sheet of StompSoft, Inc. as of September 30, 2006, and the related statements of operations, shareholders’ deficit and cash flows for the nine-month period ended September 30, 2006. These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America. Note 8 of the Company's audited financial statements as of December 31, 2005, and for the two years then ended disclosed that the Company had incurred losses from operations for the three years then ended, had difficulties generating sufficient cash flow to meet its obligations and sustain its operations, had financed its cash needs through loans from officers, and had a shareholders' deficit that raises substantial doubt about its ability to continue as a going concern. The Company's future capital requirements will depend on numerous factors including, but not limited to, whether the Company wishes to continue software development activities and market penetration of and profitable operations related to the sale of its desktop application products via its traditional customer base along with continued development in its "e-commerce" site. The Company does not believe that bank borrowings are available under present circumstances, and there can be no assurance that any financing could be obtained from other sources. Even if funding were available, it might be available only on terms which would not be favorable to the Company or which management would not find acceptable. Meanwhile, management is working on attaining cost and efficiency synergies that are available to the Company. Our auditor's report on those financial statements dated December 15, 2006 includes an explanatory paragraph referring to the matters in Note 8 of those financial statements and indicates that these matters raised substantial doubt about the Company's ability to continue as a going concern. As indicated in Note 8 - Management's Plan of the Company's unaudited interim financial statements as of September 30, 2006, and for the nine-month period ended September 30, 2006, the Company was still unable to generate profits or sufficient cash flow to meet its obligations as of September 30, 2006. The accompanying interim financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kelly & Company

Kelly & Company
Costa Mesa, California
December 19, 2006

1

StompSoft, Inc.
Balance Sheet
(Unaudited)

As of September 30, 2006

ASSETS

Current assets:
Cash	$1,560
Accounts receivable - trade	245,478
Other receivables	10,509
Inventories	231,798
Prepaid expenses	25,459
Total current assets	514,804
Property and equipment, net of accumulated depreciation of $161,466	49,185
Intangibles, net of accumulated amortization of $2,356	29,915
Deposits	12,000
Total assets	$605,904

See accompanying Report of Independent Registered Public Accounting Firm.
The accompanying notes are an integral part of the unaudited financial statements.
2

StompSoft, Inc.
Balance Sheet
(Unaudited)

As of September 30, 2006

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Bank overdraft	$23,097
Accounts payable - trade	546,007
Accrued royalties	447,797
Accrued customer discounts	62,693
Accrued rebates	108,460
Accrued income taxes	2,117
Sales tax payable	3,776
Other accrued expenses	60,258
Accrued compensation expense	66,823
Accrued compensated absence expense	93,194
Notes payable from shareholders	350,000
Capital leases - current portion	3,217
Revolving line of credit	642,479
Total current liabilities	2,409,918
Capital leases	6,059
Total liabilities	2,415,977
Commitments and contingencies
Shareholders' deficit:
Common stock (stated value, 10,000,000 shares authorized, 3,272,308 issued and outstanding at September 30, 2006)	514,868
Accumulated deficit	(2,324,941)
Total shareholders' deficit	(1,810,073)
Total liabilities and shareholders' deficit	$605,904

See accompanying Report of Independent Registered Public Accounting Firm.
The accompanying notes are an integral part of the unaudited financial statements.

3

StompSoft, Inc.
Statement of Operations
(Unaudited)

For the Nine-Month Period Ended September 30, 2006

Sales:
Wholesale product sales, net of discounts of $264,466	$1,412,025
Direct online product sales	539,120
Other revenue	98,752
Net sales	2,049,897
Cost of sales:
Cost of products	347,015
Royalties	294,369
Total cost of sales	641,384
Gross profit	1,408,513
Operating expenses:
Sales and marketing	922,365
General and administrative	920,563
Product development costs	317,780
Total operating expenses	2,160,708
Operating loss	(752,195)
Other income (expense):
Interest expense	(106,018)
Loss on disposal of fixed assets	(17,332)
Miscellaneous other income	2,300
Total other expense	(121,050)
Loss before taxes	(873,245)
Provision for state income taxes	(1,100)
Net loss	$(874,345)

See accompanying Report of Independent Registered Public Accounting Firm.
The accompanying notes are an integral part of the unaudited financial statements.
4

StompSoft, Inc.
Statement of Shareholders' Deficit
(Unaudited)

For the Nine Months Ended September 30, 2006

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total
Balance, December 31, 2005	3,272,308	$514,868	$(1,450,596)	$(935,728)
Net loss	-	-	(874,345)	874,345
Balance, September 30, 2006	3,272,308	$514,868	$(2,324,941)	$(1,810,073)

See accompanying Report of Independent Registered Public Accounting Firm.
The accompanying notes are an integral part of the unaudited financial statements.

5

StompSoft, Inc.
Statement of Cash Flows
(Unaudited)

For the Nine-Month Period Ended September 30, 2006

Cash flows used in operating activities:
Net loss	$(874,345)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	30,554
Amortization	342
Loss on disposal of assets	17,332
Customer discounts	62,693
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable - trade	(9,264)
Other receivables	960
Settlement receivable	150,000
Inventories	6,939
Prepaid expenses	5,662
Increase (decrease) in:
Accounts payable - trade	34,518
Accrued royalties	(101,291)
Accrued rebates	69,840
Other accrued expenses	1,477
Accrued compensation	139,606
Accrued compensated absences	(63,524)
Sales tax payable	(3,970)
Lease surrender liability	(16,300)
Accrued income taxes	42
Net cash used in operating activities	(548,729)
Cash flows used in investing activities
Purchase of equipment	(4,903)
Proceeds from sale of equipment	6,123
Additions to intangible assets	(678)
Net cash provided by investing activities	542
Cash flows provided by financing activities:
Proceeds from issuance of notes payable - officer	$350,000
Payments on notes payable - officer	(25,720)
Proceeds from the line of credit	1,352,100
Payments on the line of credit	(1,138,420)
Net increase (decrease) in bank overdrafts	11,287
Net cash provided by financing activities	549,247
Net increase in cash	1,060
Cash - beginning of period	500
Cash - end of period	$1,560

See accompanying Report of Independent Registered Public Accounting Firm.
The accompanying notes are an integral part of the unaudited financial statements.

6

StompSoft, Inc.
Statement of Cash Flows
(Unaudited)

For the Nine-Month Period Ended September 30, 2006

Supplemental Disclosure of Cash Flow Information
Interest paid	$93,746
Income taxes paid	$2,374

See accompanying Report of Independent Registered Public Accounting Firm.
The accompanying notes are an integral part of the unaudited financial statements.

7

StompSoft, Inc.
Notes to the Financial Statements
(Unaudited)

As of September 30, 2006 and
For the Nine-Month Period Ended September 30, 2006

1.	Description of the Company's Business

StompSoft, Inc. (the "Company"), founded in 1996 and incorporated in California during 1998, reports the results of its operations for tax purposes under Internal Revenue Code Subchapter S. The Company is engaged in the development and distribution of backup, system utility and online security and privacy prepackaged software. It distributes its products by direct selling to retailers, through its retail e-commerce site and nationally through wholesale distributors.

2.	Summary of Significant Accounting Policies

Revenue Recognition

The Company recognizes revenue from the sale of packaged software products and license fees, software subscriptions and customer service and technical support . The revenue for software products and related services and support is recognized in accordance with the American Institute of Certified Public Accountants’ Statement of Position ("SOP") 97-2, Software Revenue Recognition, as modified by SOP 98-9. Revenue is recognized when persuasive evidence of an arrangement exists, there has been delivery of the product and liability has shifted, the fee is fixed or determinable and collectibility is probable.

In accordance with the Financial Accounting Standards Board's ("FASB") Emerging Issues Task Force ("EITF") Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Product, the Company accounts for cash consideration (such as sales incentives) that are given to customers or resellers as a reduction of revenue rather than as an operating expense unless a benefit can be identified and for which there is a reasonable estimate of the fair value.

Product Revenue

The Company recognizes its product revenue from the sale of its packaged software products ("products") when legal title transfers, which generally occurs when the products are shipped. The majority of the Company's sales are in-substance consignment transactions ("consignments") with large retailers. The revenue is recognized on these consignment transactions only when the end-user sale has occurred. In addition, the Company's e-commerce site provides a retail outlet through the internet to end-users, and revenue is recognized after the right of return on the product has lapsed. All revenue is recorded net of any sales tax obligations.

The Company recognizes product revenue in accordance with the FASB's Statement on Financial Accounting Standards ("SFAS") No. 48, Revenue Recognition When Right of Return Exists. Product revenue from distributors and retailers is reduced for estimated

8

StompSoft, Inc.
Notes to the Financial Statements
(Unaudited)

As of September 30, 2006 and
For the Nine-Month Period Ended September 30, 2006

2.	Summary of Significant Accounting Policies, Continued

Revenue Recognition, Continued

Product Revenue, Continued

returns that are based on historical returns experience and other factors, such as the volume and price mix of products in the retail channel, return rates for prior releases of the product, trends in retailer inventory and economic trends that might impact customer demand for the Company's products (including the competitive environment and the timing of new releases of the Company's product). Product revenue is also reduced for the estimated redemption of rebates on certain current product sales. The estimated reserves for distributor and retailer sales incentive rebates are based on distributors’ and retailers’ actual performance against the terms and conditions of rebate programs, which are typically established based on each specific product. The Company’s reserves for end user rebates are estimated based on the terms and conditions of the specific promotional rebate program, actual sales during the promotion and historical redemption trends by product and by type of promotional program.

Customer Service and Technical Support

The Company includes the costs of providing customer service under agreements that are part of the original purchase of the product by the end-user and free technical support costs as part of general and administrative expenses in the statements of operations. Customer service and technical support costs include costs associated with performing order processing, answering customer inquiries by telephone and through web sites, e-mail and other electronic means and providing free technical support assistance to customers. In connection with the sale of certain products, the Company provides a limited amount of free technical support assistance to customers. The Company does not defer the recognition of any revenue associated with sales of these products, since the cost of providing this free technical support is insignificant. The technical support is generally provided within one year after the associated revenue is recognized and free product enhancements are minimal and infrequent. The Company accrues the estimated cost of providing this free support.

Software Development Costs

SFAS No. 86, Accounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, requires companies to expense software development costs as they incur them until technological feasibility has been established, at which time those costs are capitalized until the product is available for general release to customers. To date, the

9

StompSoft, Inc.
Notes to the Financial Statements
(Unaudited)

As of September 30, 2006 and
For the Nine-Month Period Ended September 30, 2006

2.	Summary of Significant Accounting Policies, Continued

Revenue Recognition, Continued

Software Development Costs, Continued

Company's software has been available for general release concurrent with the establishment of technological feasibility and, accordingly, the Company has not capitalized any development costs. SFAS No. 2, Accounting for Research and Development Costs, establishes accounting and reporting standards for research and development. In accordance with SFAS No. 2, costs the Company incurs to enhance its existing products are expensed in the period they are incurred and included in research and development costs in the statements of operations.

In-Substance Consignments

The Company sells to distributors and resellers under terms allowing for certain rights of return and price protection on unsold merchandise held by them. The distributor and reseller agreements, which may be cancelled by either party upon specified notice, generally contain a provision for the return of the Company’s products in the event the agreement with the distributor or reseller is terminated and the products have not been sold. Accordingly, the Company defers the gross margin resulting from the deferral of both revenue and related product costs from sales to distributors and resellers with agreements that have the aforementioned terms until the merchandise is resold by the distributors and resellers. The Company also sells its products to distributors and resellers who have substantial independent operations under sales arrangements with terms that do not allow for rights of return or price protection on unsold products held by them. In these instances, the Company recognizes revenue when it ships the product directly to these distributors or resellers.

Price Protection

Because of frequent sales price reductions and rapid technology obsolescence in the industry, sales made to certain of the Company's distributors and resellers under agreements allowing price protection and/or rights of return are deferred until the distributors or resellers sell the merchandise.

Customer Programs

The Company records estimated reductions to revenue for customer programs at the time revenue is recognized. The Company's customer programs primarily involve

10

StompSoft, Inc.
Notes to the Financial Statements
(Unaudited)

As of September 30, 2006 and
For the Nine-Month Period Ended September 30, 2006

2.	Summary of Significant Accounting Policies, Continued

Revenue Recognition, Continued

Customer Programs, Continued

rebates, which are designed to serve as sales incentives to resellers of its products in various target markets. The Company accounts for rebates in accordance with EITF Issue 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products) and, as such, accrues for 100% of the potential rebates and do not apply a breakage factor. Unclaimed rebates, which historically have not been significant, are reversed to revenue upon expiration of the rebate. Rebates typically expire within three months of the date of the original sale.

Customer programs also include marketing development funds ("MDFs"). The Company accounts for MDFs as advertising expense in accordance with EITF 01-9. MDFs represent monies paid to retailers and distributors that are earmarked for market development and expansion and typically are designed to support the Company's partners’ activities while also promoting the Company's products.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Significant estimates used in the preparation of these financial statements include the estimate of the customer programs primarily involving rebates, which are designed to serve as sales incentives to resellers; sales return allowance for estimated product returns at the time revenue is recognized; and the estimate of the useful lives of equipment and computer software. It is at least reasonably possible that the estimates used for claims could change within the next year. Accordingly, as adjustments become necessary, they will be reflected in current operations.

Disclosures about Fair Values of Financial Instruments

SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. Financial instruments are generally defined by SFAS No. 107 as cash and cash equivalents, evidence of ownership interest in equity, or a contractual obligation

11

StompSoft, Inc.
Notes to the Financial Statements
(Unaudited)

As of September 30, 2006 and
For the Nine-Month Period Ended September 30, 2006

2.	Summary of Significant Accounting Policies, Continued

Disclosures about Fair Values of Financial Instruments, Continued

that both conveys to one entity a right to receive cash or other financial instruments from another entity and imposes on the other entity the obligation to deliver cash or other financial instruments to the first entity.

At September 30, 2006, the Company's financial instruments are cash, accounts receivable-trade, other receivables, settlement receivable, bank overdraft, accounts payable-trade, accrued liabilities, notes payable-shareholders, and a line of credit payable. The recorded values of cash, accounts receivable-trade, other receivables, bank overdraft, accounts payable-trade and accrued liabilities approximate their fair values based on their short-term nature. The recorded value of the notes payable-shareholders and the line of credit payable approximates their fair values as interest approximates appropriate market rates, and they are short-term in nature.

Accounts Receivable - Trade and Allowance for Doubtful Accounts

Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Since effectively all of the Company's customers hold inventory on consignment, accounts receivable are not recorded until a sale is made at the retail level. As a result, the Company's receivables rarely go uncollected. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends and changes in customer payment terms. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required.

Inventories

Inventory cost is computed on an adjusted standard basis (which approximates actual cost on a first-in, first-out basis). Inventory costs consist primarily of the software products in finished goods and packaging and shipping supplies, overhead associated with such purchases and shipping costs. The Company writes down its inventory for estimated amounts related to lower of cost or market, obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand, future product purchase commitments and market conditions. Inventory reserves, once established, are not reversed until the related inventory has been sold or scrapped. There is no inventory reserve as of September 30, 2006 as all obsolete or unmarketable inventory items have been scrapped.

12

StompSoft, Inc.
Notes to the Financial Statements
(Unaudited)

As of September 30, 2006 and
For the Nine-Month Period Ended September 30, 2006

2.	Summary of Significant Accounting Policies, Continued

Inventories, Continued

A portion of the Company's software products in finished goods is identified as in-substance consignment with the unsold merchandise held by the distributors and retailers. All in-substance consignment inventory software is recorded as inventory until it is sold at the retail level.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally, accelerated depreciation methods) for tax purposes where appropriate. Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When equipment and computer software are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts, and any gain or loss is included in operations.

The estimated useful lives of property and equipment are as follows:

Estimated
Useful
Lives
Production equipment	5 years
Computer equipment	3-5 years
Computer software	3-5 years
Office furniture	2-7 years
Leasehold improvements	5 years

Leases

The Company reviews all leases for capital or operating classification at their inception under the guidance of SFAS No. 13, Accounting for Leases, as amended. The Company uses its incremental borrowing rate in the assessment of lease classification and defines the initial lease term to include the construction build-out period but to exclude lease extension periods.

The Company conducts its operations primarily under operating leases. For leases that contain rent escalations, the Company records the total rent payable during the lease term, as defined above, on a straight-line basis over the term of the lease.

13

StompSoft, Inc.
Notes to the Financial Statements
(Unaudited)

As of September 30, 2006 and
For the Nine-Month Period Ended September 30, 2006

2.	Summary of Significant Accounting Policies, Continued

Intangible Assets

The Company capitalizes the direct costs associated with the development of certain intangible assets. Capitalized costs are amortized over the estimated product life on a straight-line basis. Unamortized costs are carried at the lower of book value or net realizable value. Estimated useful lives are as follows:

Patents	17 years
Trademarks	6 years

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined based on the estimated discounted future cash flows expected to be generated by the asset. The factors considered by management in performing this assessment include current operating results, trends and prospects, as well as the effects of obsolescence and economic factors.

Income Taxes

The Company, with the consent of its shareholders, elected under the Internal Revenue Code to be treated as a Subchapter S Corporation for federal and state income tax purposes. The shareholders of a Subchapter S Corporation are taxed on the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Certain specific deductions and credits flow through the Company to its shareholders. This election is valid for federal as well as the state of California; however, California law requires a minimum tax of 1.5% on the Company's net income or $800, whichever is greater. The Company is also subject to minimum tax payments in Minnesota and Tennessee.

14

StompSoft, Inc.
Notes to the Financial Statements
(Unaudited)

As of September 30, 2006 and
For the Nine-Month Period Ended September 30, 2006

2.	Summary of Significant Accounting Policies, Continued

Comprehensive Income or Loss

The Company has no items of other comprehensive income or loss in the nine-month period ended September 30, 2006. Therefore, net loss as presented in the Company’s Statement of Operations equals the comprehensive loss.

Advertising Costs

The Company expenses advertising costs as they are incurred. Advertising expense was $383,938 for the nine-month period ended September 30, 2006. Included in advertising expense are certain advertising activities of the Company's reseller channel ("co-op advertising"). These co-op advertising costs are treated as advertising expenses under EITF Issue No. 01-09, Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products, as the Company has deemed that the identifiable benefits are sufficiently separable from the customer’s purchase of the Company's products and the fair value of those benefits are reasonably estimable. The amount related to co-op advertising was $235,047 for the nine-month period ended September 30, 2006.

Freight and Delivery

The Company has adopted the provisions of EITF Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs. In accordance with EITF No. 00-10, revenue received from shipping and handling fees is reflected in net sales, and costs incurred from shipping and handling charges are reflected in cost of goods sold. For the nine-month period ended September 30, 2006, freight and delivery costs were $48,294.

Research and Development Costs

Costs incurred in the research and development of new software products are expensed as incurred until technological feasibility is established. The Company capitalizes software development in accordance with the provisions of SFAS No. 86. Software development costs begin to be capitalized at the time a product’s technological feasibility is established and end when the product reaches the working model stage. To date, products and enhancements have generally reached technological feasibility and have been released for sale at substantially the same time and all research and development costs have been expensed.

Cash

The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents. As of September 30, 2006, the Company had no cash equivalents.

15

3.	Accounts Receivable - Trade

Accounts receivable-trade, amounting to $245,478, is completely pledged as security for the line of credit at September 30, 2006.

Pursuant to the revolving line of credit agreement (the "line of credit") (Note 7) the Company’s commercial lender (the "lender") advances funds against the Company's accounts receivable - trade and in-substance consignment inventory (Note 2).

4.	Components of Inventory

At September 30, 2006, inventories consisted of the following:

Finished goods - software products	$6,081
Finished goods - in-substance consignment - software products (Note 2)	180,811
Packaging and shipping materials	44,906
Total inventories, net	$231,798

5.	Property and Equipment

The following is a summary of property and equipment at cost, less accumulated depreciation, as of September 30, 2006:

Production equipment	$28,357
Computer equipment	81,567
Computer software	19,684
Office furniture	79,548
Leasehold improvements	1,495
Total property and equipment	210,651
Less: accumulated depreciation	161,466
Property and equipment, net	$49,185

Assets recorded under capital leases and included in property and equipment in the Company’s balance sheet consist of the following at September 30, 2006 (Note 8):

Office equipment	$15,691
Less: accumulated amortization	(6,657)
Assets recorded under capital leases, net	$9,034

16

StompSoft, Inc.
Notes to the Financial Statements
(Unaudited)

As of September 30, 2006 and
For the Nine-Month Period Ended September 30, 2006

5.	Property and Equipment, Continued

Amortization of assets under capital leases that is included in depreciation expense amounted to $1,460 for the nine-month period ended September 30, 2006.

During the nine-month period ended September 30, 2006, the Company sold certain pieces of production, computer, and office equipment for $6,123. In total, the items of equipment that were sold had an original cost of $96,038 and a net book value at the time of their sale of $23,455. A loss on the sale of fixed assets of $17,332 was recognized as other expense at the time of the sale.

Depreciation expense amounted to $30,554 for the nine-month period ended September 30, 2006.

6.	Intangible Assets

Intangible assets consist of patents and trademarks. The original cost of all of the intangible assets is calculated by capitalizing professional fees incurred to develop and issue a patent or a trademark. Amortization is to be taken over the estimated lives of the assets, beginning on the date of issuance of the applicable patent or trademark. Until the patent or trademark is approved the intangible asset is not amortized. Intangible assets consist of the following at September 30, 2006:

Patents	$7,715
Trademarks	24,556
Total intangible assets	32,271
Less: accumulated amortization	2,356
Intangible assets, net	$29,915

Total amortization expense was $342 for the nine-month period ended September 30, 2006. The following is a schedule of estimated future amortization expense as of September 30, 2006:

2006 (three months ending)	$114
2007	456
2008	456
2009	456
2010 and thereafter	3,877
Total	$5,359
Intangible assets, not as yet subject to amortization	$24,556

17

StompSoft, Inc.
Notes to the Financial Statements
(Unaudited)

As of September 30, 2006 and
For the Nine-Month Period Ended September 30, 2006

7.	Debt

Borrowings under Revolving Line of Credit and Related Covenants and Restrictions

The Company has available a revolving line of credit (the "line of credit") with a commercial lender (the "lender") that has informally been expanded beyond the contractually agreed upon limit of the lesser of (a) $500,000, or (b) the sum of 80% of eligible domestic trade accounts receivable as defined. The maximum amount borrowable under the line of credit was reduced from an original amount of $1,000,000 to $500,000 in January 2005. During 2006, the lender and the Company informally agreed to expand the limit with the limiting factor currently being the sum of 80% of eligible domestic accounts receivable-trade. The line of credit expires in January 2007, unless extended. Borrowings under the line of credit bear interest at the Wall Street Journal prime interest rate plus 13% (21.25% at September 30, 2006). The weighted average interest rate was 20.9% for the nine-month period ended September 30, 2006. All borrowings under the line of credit are collateralized by substantially all assets of the Company. At September 30, 2006, the outstanding balance of the line of credit was $642,479.

Borrowings under the line of credit are subject to certain financial covenants along with restrictions on other indebtedness, dividend payments, financial guarantees, business combinations and other related items. As of September 30, 2006 and December 15, 2006, the Company was not in compliance with certain of the loan security agreement covenants and restrictions. These defaults of the loan agreement covenants and restrictions could serve as a basis for the lender's immediate termination of the lending agreement. The carrying amount of accounts receivable - trade that serve as collateral for borrowings under this agreement totaled $245,478 at September 30, 2006. As of December 15, 2006, the lender has not terminated the lending agreement.

As an additional source of collateral for the line of credit, an officer and major shareholder (the "related party") provided the lender with a personal continuing guarantee (the "guarantee") that was originally for an amount not to exceed $1,000,000. In January 2005, in conjunction with an amendment to the loan agreement that reduced the maximum borrowable under the line of credit to $500,000, the related party's guarantee was reduced to an amount not to exceed $500,000. At the time of the reduction in the maximum amount of the guarantee, the related party pledged his personal residence as collateral for the guarantee.

Demand Note Payable - Officer

In October 2005, an officer and major shareholder loaned the Company $65,000 on a collateralized demand note payable (the "note payable"). The interest rate on the note payable was 6% per annum and was due and payable on three days notice and was collateralized by substantially all of the assets of the Company. The note payable was subordinated to the line of credit with the commercial lender. At September 30, 2006, the Company had a remaining balance on the note payable including accrued interest amounting to $0, which was paid in full in February 2006.

18

StompSoft, Inc.
Notes to the Financial Statements
(Unaudited)

As of September 30, 2006 and
For the Nine-Month Period Ended September 30, 2006

7.	Debt, Continued

Convertible Secured Notes Payable to Shareholders

Two major shareholders loaned the Company $350,000 over the period from June through August 2006 in the form of convertible secured notes payable ("notes payable") secured by substantially all of the Company’s assets. The notes payable have an interest rate of 10% per annum with interest payable quarterly. There are three separate notes payable with two of the notes payable amounting to $250,000 due on June 1, 2007 and one note payable amounting to $100,000 due on August 27, 2007. The notes payable provide for their conversion at any time prior to their due date for the issuance of a composite total of 15.75% of the then outstanding common stock of the Company. There is not an embedded beneficial conversion feature in the notes payable. The Company did not obtain written approval to enter into the note payable transactions from commercial lender who provides the lending facility under the revolving line of credit.

8.	Commitments and Contingencies

Management's Plan

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a "going concern", which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast doubt about the Company's ability to continue as a "going concern". The Company has incurred net losses of $2,827,708 for the two year and nine- month period ended September 30, 2006, has a working capital deficiency at September 30, 2006 of $1,895,114 and requires additional financing for its business operations.

The Company's future capital requirements will depend on numerous factors including, but not limited to, whether the Company wishes to continue software development activities and market penetration of and profitable operations related to the sale of its desktop application products via its traditional customer base along with continued development in its "e-commerce" site. The Company does not believe that bank borrowings are available under present circumstances, and there can be no assurance that any financing could be obtained from other sources. Even if funding were available, it might be available only on terms which would not be favorable to the Company or which management would not find acceptable.

Meanwhile, management is working on attaining cost and efficiency synergies that are available to the Company.

19

StompSoft, Inc.
Notes to the Financial Statements
(Unaudited)

As of September 30, 2006 and
For the Nine-Month Period Ended September 30, 2006

8.	Commitments and Contingencies, Continued

Management's Plan, Continued

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going concern". While management believes that the actions already taken or planned, as described above, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

If the Company were unable to continue as a "going concern", then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses and the balance sheet classifications used.

Legal Actions

The Company may be involved in other lawsuits, claims, investigations and proceedings, consisting of intellectual property, commercial, employment and other matters, which arise in the ordinary course of business. In accordance with SFAS No. 5, Accounting for Contingencies, the Company records a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. These accruals are reviewed at least quarterly and adjusted to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to a particular case. Litigation is inherently unpredictable; however, the Company believes that it has valid defenses with respect to the legal matters pending against the Company, as well as adequate accruals for any probable and estimable losses. If an unfavorable ruling were to occur in any specific period, there exists the possibility of a material adverse impact on the results of operations for that period. The Company believes that, given its current liquidity and cash and investment balances, if it were to receive an adverse judgment with respect to litigation that it is currently a party to, it is likely that such a judgment would have a material impact on its financial condition, results of operations and liquidity. As of the date of the filing of this report and to the best of management’s knowledge and belief, the Company faces legal action, either actual or potential, as follows:

PC World Communication, Inc. Suit

In September 2005 PC World Communication, Inc. filed a complaint against the Company alleging open book, account stated and reasonable value in the amount of $18,530. The Company entered a stipulated judgment, paid an amount in settlement and the case was dismissed in July 2006. The liability and related expense was recorded by the Company in 2005.

20

8.	Commitments and Contingencies, Continued

Legal Actions, Continued

Workflow Direct Suit

In May 2005, Workflow Direct, Inc. filed a complaint against the Company alleging it was due $89,976 under a contract it had entered into with the Company. The Company cross-complained alleging $100,000 in breach of contract damages. There was an agreement reached between the parties dismissing all actions, and the Company made payments to Workflow Direct, Inc. The action was dismissed in February 2006. The settlement liability was determined in 2006 and is reported in the Company’s 2006 operating expenses.

Sterling Auster Suit

In December 2005, Sterling Auster filed a complaint against the Company alleging breach of contract and common counts for cash damages of $14,110 plus interest at a rate of 18% per annum. An agreement was reached between the parties dismissing all actions, and the Company made payments to Sterling Auster. The action was dismissed in September 2006. The liability and related expense was recorded by the Company in 2005.

Woodbridge Press, Inc. Suit

In February 2006, Woodbridge Press, Inc. filed a complaint against the Company alleging open book, account stated and reasonable value for cash damages of $11,086 plus interest. There was an agreement and stipulated judgment agreed to between the parties under which the Company was required to make two payments during 2006. The payments have been made, and the case was dismissed in November 2006. The liability and related expense was recorded by the Company in 2005.

Precision Offset, Inc. Suit

In February 2006, Precision Offset, Inc. filed a complaint against the Company alleging open book, account stated and reasonable value for cash damages of $14,786. There parties agreed to a settlement under which the Company was required to make payments during 2006. The Company has made the payments, and the Court has ordered the dismissal of the complaint. The liability and related expense was recorded by the Company in 2005.

21

StompSoft, Inc.
Notes to the Financial Statements
(Unaudited)

As of September 30, 2006 and
For the Nine-Month Period Ended September 30, 2006

8.	Commitments and Contingencies, Continued

Legal Actions, Continued

CNET Networks, Inc. Suit

In March 2006, CNET Networks, Inc. filed a complaint against the Company alleging damages in the amount of $54,375 plus costs. The Company and the plaintiff signed a non-disclosure and settlement agreement under which the Company agreed to pay a settlement in three installments. The matter was dismissed in November 2006. The settlement liability was determined in 2006 and is reported in the Company’s 2006 operating expenses.

CBS Outdoor, Inc. Suit

In May 2006, CBS Outdoor, Inc. filed a complaint against the Company alleging breach of contract, seeking damages of $120,000 plus interest at a rate of 18% per annum and the recovery of legal fees. Both parties have entered a non-disclosure agreement in an effort to further settlement negotiations. The Company has recorded an amount that it believes is due the plaintiff. Trial is currently set for this matter in May 2007.

The Estate of Industrial Printer of California, Inc. Suit

In 2005, the Trustee for the bankruptcy estate of Industrial Printer of California, Inc. filed a complaint alleging payment of a performance obligation seeking damages in the amount of $33,923. The matter was settled by the Company with the Trustee of the bankrupt estate for $10,000, which was paid resulting in the dismissal of the action. As a result of the potential sale by the Company of substantially all of its operating assets, the Trustee is threatening to rescind the agreement and seek recovery of the full amount as originally sought in the suit.

Sommers/Lombardi, et al, Suit

In May 2004, an individual named Bruce M. Sommers, who was subsequently replaced in the action by Al Lombardi, filed suit against the Company and other corporate defendants on behalf of himself and at the time an unknown and unidentified group of California individuals with the intent of certifying the matter as a class action. The suit was brought pursuant to the California Consumer Legal Remedies Act as well as the unfair competition statutes. In August 2006, the Court denied the plaintiff’s motion for class certification. The matter was settled in December 2006 with the Company’s portion of the settlement agreement being a formal commitment to keep an offer of a free updated version of the software product displayed prominently on the Company’s website through June 2007 along with an electronic notification of the product for the benefit of all past purchasers of the product.

22

StompSoft, Inc.
Notes to the Financial Statements
(Unaudited)

As of September 30, 2006 and
For the Nine-Month Period Ended September 30, 2006

8.	Commitments and Contingencies, Continued

Legal Actions, Continued

Third Party Intellectual Property Disputed Claims

From time to time, the Company receives notices from third parties claiming infringement by its products of third party patent, trademark and other intellectual property rights, disputing royalties, or disputing other commercial arrangements. Regardless of the merit of any such claim, responding to these claims could be time consuming and expensive and might require the Company to enter into licensing or royalty agreements that may not be offered or available on terms acceptable to the Company. If a successful claim is made against the Company, its business could be materially and adversely affected. The Company expects that its software products will increasingly be subject to such claims as the number of products and competitors in its industry segment increases, the functionality of products overlap and industry participants become more aggressive in using patents offensively.

Operating Leases

The Company conducts its operations from a leased facility. The Company also leases office equipment used in its daily operations. The following is a schedule of future minimum rentals under non-cancelable operating leases as of September 30, 2006:

Operating
For the years ending December 31:	Leases
2006 (three months ending)	$29,867
2007	117,867
2008	110,874
2009	44,210
2010 and thereafter	-

The Company incurred rental expense of $99,822 for the nine-month period ended September 30, 2006. The Company currently occupies its Irvine facility under a rental agreement with a lease term that expires in June 2009 (Note 11). The Company's facilities lease agreement has one 5 year lease extension option at the then prevailing rates.

Concentration of Suppliers

The Company relies on three third-party vendors to perform the manufacturing for its primary retail desktop software products. While the Company believes that relying heavily on key vendors improves the efficiency and reliability of its business operations, relying on any one vendor for a significant aspect of its business can have a significant negative impact

23

StompSoft, Inc.
Notes to the Financial Statements
(Unaudited)

As of September 30, 2006 and
For the Nine-Month Period Ended September 30, 2006

8.	Commitments and Contingencies, Continued

Concentration of Suppliers, Continued

on its revenue and profitability if that vendor fails to perform at acceptable service levels for any reason, including financial difficulties of the vendor.

The Company made approximately 79% of its inventory purchases from three vendors in the nine-month period ended September 30, 2006. A significant percentage of the Company's products are customized boxes and other packaging that are designed and fabricated to the Company's specifications. While these products are purchased from specific vendors, there are numerous sources that are able to produce the same packaging. If the Company were unable to obtain products from these current suppliers, the impact on the Company's financial statements from such an uncertainty is unknown, but it is anticipated that it would not be significant. The Company has not experienced any such disruption of vendor supplied materials as of December 15, 2006.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of the accounts receivable-trade. The Company operates in a market segment that is highly competitive and rapidly changing. Significant technological changes, shifting customer requirements, the emergence of competitive products with new capabilities and other factors could negatively impact the Company's operating results.

The Company sells a significant portion of its products through third-party retailers and distributors in the United States on consignment. As a result, the Company faces risks related to the loss of inventory. To appropriately manage this risk, the Company performs ongoing evaluations of customer sales and limits the amount of inventory extended as the Company deems appropriate. The Company maintains reserves for estimated inventory losses and these losses have historically been within its expectations. However, since the Company cannot necessarily predict future changes in the financial stability of its customers, it cannot guarantee that its reserves will continue to be adequate.

The Company had two customers that individually comprised more than 10% of the accounts receivable balance, for a total of 77% of the accounts receivable-trade balance at September 30, 2006.

While two customers made up more than 10% of the accounts receivable balance at September 30, 2006, three customers each represented more than 10% of sales, totaling 67% of the Company's sales during the nine-month period ended September 30, 2006. If the Company were to lose any of these three customers, the impact on its financial statements would be unknown, but could be significant. The Company has not experienced any such loss of customers as of December 15, 2006.

24

StompSoft, Inc.
Notes to the Financial Statements
(Unaudited)

As of September 30, 2006 and
For the Nine-Month Period Ended September 30, 2006

8.	Commitments and Contingencies, Continued

Indemnifications and Guarantees

The following is a summary of the Company's agreements that have been determined are within the scope of FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. Accordingly, there are no liabilities recorded for these agreements as of September 30, 2006.

The Company has agreements whereby it indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was serving, in such capacity. The term of the indemnification period is for the officer’s or director’s lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, it has a directors and officers insurance policy that in certain circumstances enables the Company to recover a portion of any future amounts paid. As a result of its insurance policy coverage, the Company believes the estimated fair value of these indemnification agreements is minimal.

The Company sells software products to its customers via various wholesale and retail methods as well as through e-commerce. As part of those transactions the Company generally provides a warranty for its software products to its customers. The Company's products are generally warranted to perform substantially as described in the associated product documentation. The Company has not incurred significant expense under its product warranties. As a result, the Company believes the estimated fair value of these agreements is minimal.

Royalties

The Company has certain royalty commitments associated with the shipment and licensing of certain products. Royalty expense is generally based on a dollar amount per unit shipped or a percentage of the underlying revenue. Royalty expense, which was recorded under cost of sales on the statements of income, was $294,369 for the nine-month period ended September 30, 2006.

Unused Available Line of Credit

The Company's line of credit with the lender exceeds the maximum borrowable amount by $142,479 at September 30, 2006, resulting in no unused available line of credit according to the terms of the commercial lending agreement.

25

StompSoft, Inc.
Notes to the Financial Statements
(Unaudited)

As of September 30, 2006 and
For the Nine-Month Period Ended September 30, 2006

9.	Related Party Transactions

Personal Guarantees for the Benefit of the Company

Personal Guarantee of the Line of Credit

An officer and a principal owner of the Company has provided his ongoing personal guarantee of the Company's line of credit liability. The personal guarantee currently is for an amount not to exceed $500,000 and is secured by a lien against the officer and a principal owner's personal residence.

Personal Guarantee of the Facility Lease

An officer and a principal owner of the Company provided his ongoing personal guarantee of the Company's facility lease agreement and the payment of all related amounts. The guarantee was for a period of 24 months which expired in May 2006 and is no longer in effect.

Company Sales of Products to a Related Entity

The Company sells certain of its software products to an entity in which a principal owner of the Company is a majority stockholder. During the nine-month period ended September 30, 2006, the Company had sales to related parties amounting to $1,425. The related party sales amounted to less than 0.10% of total sales. There was no accounts receivable-trade balance from the related party at September 30, 2006.

10.	Interest Expense

The Company incurred interest expense of $106,018 for the nine-month period ended September 30, 2006, all of which was charged to operations. Included in the interest expense for the nine-month period ended September 30, 2006 were amounts representing the interest portion of the capital lease payments of $328, which were based on an imputed interest rate of 20.50% per annum.

11.	Subsequent Events

Sale of Substantially All of the Company's Operating Assets

In October 2006, the Company signed a Letter of Intent to sell substantially all of its operating assets to Migo Software, Inc. ("Migo") of Redwood City, California. The sales price will be comprised of a yet to be determined combination of cash and Migo equity securities. The asset sale transaction is anticipated to close prior to December 31, 2006 pending both parties' agreement as to a definitive transaction document and other customary closing conditions. On December 14, 2006, Migo loaned the Company $100,000 evidenced

26

StompSoft, Inc.
Notes to the Financial Statements
(Unaudited)

As of September 30, 2006 and
For the Nine-Month Period Ended September 30, 2006

11	Subsequent Events

Sale of Substantially All of the Company's Operating Assets, Continued

by a secured promissory note with an interest rate of 6% per annum, with all principal and accrued interest due on or before June 30, 2007. The promissory note is secured by all of the Company's intellectual property rights in one of its software products.

Notice of Eviction Notice of the Company's Irvine Facility

The Company received notice from the Irvine facility landlord on December 8, 2006 that within three days it was required to pay rent amounting to $8,641. The “three day pay or quit” notice required the payment by December 11, 2006 or provided the cause for the landlord to initiate eviction proceedings against the Company. The Company has not paid the landlord any amount since the receipt of the “three day pay or quit” notice. The Company has not as of yet been served with any legal action and is currently attempting to resolve the matter with the landlord.

Independent Contractors

During the period from January 1, 2006 through December 15, 2006, the Company paid certain individuals who provided it with services as independent contractors. The Company has recorded an amount as of September 30, 2006 to reflect the potential liability at that date that could exist if a payroll-related taxing authority were to determine that the services provided by the individuals were more like those provided in an employer - employee relationship. To date the Company has not been contacted by any such payroll-related taxing authority and is currently evaluating those certain individuals’ independent contractor status.

27

MIGO SOFTWARE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Pursuant to the terms of the Asset Purchase Agreement dated as of December 27, 2006, Migo Software, Inc. (“Migo”) acquired substantially all of  the assets of StompSoft, Inc. (“StompSoft”), including its entire line of software titles and its retail web store. The accompanying unaudited pro forma condensed combined statements of operations for the periods ended December 31, 2005 and September 30, 2006 are set forth herein to give effect to the acquisition of StompSoft as if the acquisition had been consummated at the beginning of the earliest period presented (January 1, 2005). The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2006 has been presented assuming the acquisition of StompSoft occurred on that date.

The acquisition was accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, plus estimated fees and expenses related to the acquisition, over the fair value of net assets acquired is recorded as goodwill.

The unaudited pro forma condensed combined statements of operations do not reflect any potential cost savings that may be realized following the acquisition. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in Migo’s opinion, provide a reasonable basis for the fair presentation of the estimated effects directly attributable to the acquisition and related transactions. The unaudited pro forma combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the combined results of operations or financial position would actually have been had the acquisition occurred on the respective dates indicated, nor do they represent a forecast of the combined results of operations or financial position for any future period or date.

All information contained herein should be read in conjunction with Migo’s Transition Report on Form 10-KSB for the nine months ended December 31, 2005, its quarterly report on Form 10-QSB for the quarter ended September 30, 2006, the financial statements and notes thereto of StompSoft included in Item 9.01(a)(Exhibit 99.1) of this Form 8-K/A and the notes to unaudited pro forma financial information included herein. The following pro forma financial information is included in this report:

Pro Forma Condensed Combined Balance Sheet as of September 30, 2006	F-1

Pro Forma Condensed Combined Statement of Operations for the
Nine Months Ended September 30, 2006	F-2

Pro Forma Condensed Combined Statement of Operations for
the Year Ended December 31, 2005	F-3

MIGO SOFTWARE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2006

			Pro Forma
	Historical		Adjustments		Pro Forma
ASSETS	Migo	StompSoft	(See Note 3)		Combined
Current Assets:
Cash and cash equivalents	$647,179	$1,560	$(1,560)	[4]	$647,179
Short-term investments	4,582,334		(650,000)	[1]	3,694,334
			(100,000)	[2]
			(138,000)	[3]
Accounts receivable	57,532	245,478	(245,478)	[4]	57,532
Inventory	-	231,798	202	[1]	232,000
Other current assets	57,527	35,968	100,000	[2]	157,527
			(35,968)	[4]
Total current assets	5,344,572	514,804	(1,070,804)		4,788,572
PROPERTY AND EQUIPMENT, NET	8,002	49,185	30,000	[1]	38,002
			(49,185)	[4]
OTHER ASSETS:					-
Software technology, net	1,542,733				1,542,733
Intangible Assets			2,850,000	[1]	2,850,000
Goodwill			1,184,000	[1]	1,184,000
Other intangible assets, net		29,915	(29,915)	[4]	-
Other assets	38,000	12,000	(12,000)	[4]	38,000
TOTAL ASSETS	$6,933,307	$605,904	$2,902,096		$10,441,307

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Bank overdraft		$23,097	$(23,097)	[4]	-
Notes payable to shareholders		350,000	(350,000)	[4]	-
Revolving line of credit		642,479	(642,479)	[4]	-
Capital lease obligations - current portion		3,217	(3,217)	[4]	-
Accounts payable	$125,421	546,007	(546,007)	[4]	$125,421
Deferred Revenue	850,000				850,000
Accrued compensation	85,990	160,017	(160,017)	[4]	85,990
Settlement Payable	424,000				424,000
Accrued liabilities	571,500	685,101	(685,101)	[4]	571,500
Total current liabilities	2,056,911	2,409,918	(2,409,918)		2,056,911
Non-current liabilities:
Capital lease obligations	-	6,059	(59)	[1]	6,000
Total Liabilities	2,056,911	2,415,977	(2,409,977)		2,062,911

Stockholders' Equity (Deficit):
Junior A Preferred Stock	79				79
Common Stock	7,122	514,868	(514,868)	[4]	9,182
			2,000	[1]
			60	[3]
Additional paid in capital in excess of par value	45,742,138		3,398,000	[1]	49,242,078
			101,940	[3]
Deferred Compensation Expense	(163,502)				(163,502)
Treasury Stock	(386,400)				(386,400)
Accumulated Deficit	(40,323,041)	(2,324,941)	2,324,941	[4]	(40,323,041)
Total stockholders' equity (deficit )	4,876,396	(1,810,073)	5,312,073		8,378,396
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$6,933,307	$605,904	$2,902,096		$10,441,307

See notes to unaudited pro forma condensed combined financial statements.

MIGO SOFTWARE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2006

			Pro Forma
	Historical		Adjustments		Pro Forma
	Migo	StompSoft	(See Note 3)		Combined

Revenues	$136,225	$2,049,897			$2,186,122
Cost of Sales	455,918	641,384	$168,750	[5]	1,266,052
Gross Profit	(319,693)	1,408,513	(168,750)		920,070
Operating Expenses
Research and development	1,291,244	317,780			1,609,024
Sales and marketing	819,447	922,365	8,056	[7]	1,749,868
General and administrative	3,829,692	920,563	161,250	[5]	4,911,505
Total operating expenses	5,940,383	2,160,708	169,306		8,270,397

Loss from operations	(6,260,076)	(752,195)	(338,056)		(7,350,327)

Other Expense (income)
Interest (Income) Expense, net	(181,667)	106,018			(75,649)
Decrease in warrant liability	(166,538)				(166,538)
Other	1,190,829	15,032			1,205,861
Total other expense	842,624	121,050	-		963,674

Loss Before Income Taxes	(7,102,700)	(873,245)	(338,056)		(8,314,001)
Provision for Income Taxes	--	--	--		-
Net Loss	$(7,102,700)	$(873,245)	$(338,056)		$(8,314,001)
Basic and Diluted net loss per share	$(0.11)				$(0.10)
Weighted Average Shares Outstanding Basic and Diluted	63,199,504		20,600,000	[6]	83,799,504

See notes to unaudited pro forma condensed combined financial statements.

MIGO SOFTWARE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2005

	Historical
	Migo			StompSoft

	3 Mos. Ended March 31, 2005	9 Mos. Ended December 31, 2005	12 Mos. Ended December 31, 2005	12 Mos. Ended December 31, 2005	Pro Forma Adjustments (See Note 3)	Pro Forma Combined

Revenues	$73,546	$194,199	$267,745	$3,339,708		$3,607,453
Cost of Sales	539,994	555,059	1,095,053	1,332,009	$225,000 [5]	2,652,062
Gross Profit	(466,448)	(360,860)	(827,308)	2,007,699	(225,000)	955,391
Operating Expenses
Research and development	171,058	590,291	761,349	371,333		1,132,682
Sales and marketing	319,287	771,175	1,090,462	1,445,296	10,741 [7]	2,546,499
General and administrative	1,251,323	3,192,783	4,444,106	1,449,784	215,000 [5]	6,108,890
Total operating expenses	1,741,668	4,554,249	6,295,917	3,266,413	225,741	9,788,071

Loss from operations	(2,208,116)	(4,915,109)	(7,123,225)	(1,258,714)	(450,741)	(8,832,680)

Other Expense (income)
Interest (Income) Expense, net	(1,664)	296,251	294,587	108,754		403,341
Decrease in warrant liability	-	(151,164)	(151,164)			(151,164)
Other	(282,236)	227,937	(54,299)	(574,283)		(628,582)
Total other expense (income)	(283,900)	373,024	89,124	(465,529)		(376,405)

Loss Before Income Taxes	(1,924,216)	(5,288,133)	(7,212,349)	(793,185)	(450,741)	(8,456,275)
Provision for Income Taxes	1,858	800	2,658	-	-	2,658
Net Loss	(1,926,074)	(5,288,933)	(7,215,007)	(793,185)	(450,741)	(8,458,933)
Deemed and Regular Preferred Stock Dividend	(199,588)	(368,704)	(568,292)			(568,292)
Net Loss Attributable to Holders of common shares	$(2,125,662)	$(5,657,637)	$(7,783,299)	$(793,185)	$(450,741)	$(9,027,225)
Basic and Diluted net loss per share	$(0.64)	$(0.31)	$(0.51)			$(0.25)
Weighted Average Shares Outstanding Basic and Diluted	3,305,360	18,201,612	15,374,350		20,600,000 [6]	35,974,350

See notes to unaudited pro forma condensed combined financial statements.

MIGO SOFTWARE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of September 30, 2006 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005 are based on the historical financial statements of Migo Software, Inc. (“Migo”) and StompSoft, Inc. (“StompSoft”), after giving effect to the acquisition of substantially all of the assets of StompSoft on December 27, 2006 and the assumptions and adjustments described in the notes herein.

The unaudited pro forma condensed combined balance sheet of Migo and StompSoft as of September 30, 2006 is presented as if the acquisition occurred on that date. The unaudited pro forma statements of operations described above are presented as if the acquisition occurred on January 1, 2005 and was carried forward through the periods presented. During 2005, Migo changed its fiscal year end from March 31 to December 31 and accordingly filed a Transition Report for the period from April 1, 2005 to December 31, 2005. For purposes of the unaudited pro forma condensed statement of operations, Migo’s results for the period from January 1, 2005 through March 31, 2005 have been added to the reported results from Migo’s Transition Report on Form 10-KSB.

The preliminary allocation of the purchase price reflected in the unaudited pro forma condensed combined financial statements is based upon estimates of the fair value of the assets acquired and liabilities assumed in the acquisition. The total purchase price has been allocated to the assets acquired and liabilities assumed based on management’s best estimate of fair value, with the excess cost over net tangible and identifiable intangible assets acquired being allocated to goodwill. The estimated fair values of certain intangible assets have been determined by Migo management with the assistance of a third-party valuation firm.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Migo that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of any future consolidated results of operations or financial position of Migo. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies or cost savings that may be achieved with respect to the combined operations. The unaudited pro forma condensed combined financial statements should be read in conjunction with the:

•	Accompanying notes to the unaudited pro forma condensed combined financial statements;
•	Separate unaudited historical consolidated financial statements of Migo as of and for the nine months ended September 30, 2006, included in Migo’s quarterly report on Form 10-QSB;
•	Separate historical consolidated financial statements of Migo as of and for the nine months ended December 31, 2005, included in Migo’s Transition Report on Form 10-KSB;
•	Separate unaudited historical financial statements of StompSoft as of and for the nine months ended September 30, 2006, included in Exhibit 99.1 herein;
•	Separate historical financial statements of StompSoft as of December 31, 2005 and 2004 and for each of the two years then ended, included in Exhibit 99.1 herein.

2. STOMPSOFT ACQUISITION

On December 27, 2006, Migo entered into an Asset Purchase Agreement with StompSoft under which Migo acquired substantially all of the assets of StompSoft, including its entire line of software titles and its retail web store located at www.stompsoft.com. Prior to the acquisition, StompSoft was a privately owned software company that developed and marketed a range of backup, system utility and online security/privacy software products. StompSoft is located in Irvine, California.

In consideration for the $4,296,000 acquisition, Migo paid to StompSoft $650,000 in cash, issued 20,000,000 shares of Migo common stock to StompSoft, and paid certain expenses incurred by StompSoft in connection with the acquisition. The Migo common stock was valued using the average closing price of Migo common stock for the four days prior to the acquisition.

The acquisition was accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, plus estimated fees and expenses related to the acquisition, over the fair value of net assets acquired is recorded as goodwill.

The following tables summarize the total consideration and the preliminary purchase price allocation as of December 27, 2006:

Total Consideration:
Cash	$650,000
Common stock	3,400,000
Liabilities assumed	6,000
4,056,000
Transaction costs	240,000
Total purchase price	$4,296,000

Preliminary Purchase Price Allocation:
Working capital	$232,000
Net Fixed Assets	30,000
Existing Product/Unpatented Technology	900,000
Trademarks/Trade Names	700,000
Customer relationships	1,200,000
Non-Compete agreement	50,000
Goodwill, including assembled workforce	1,184,000
$4,296,000

The preliminary allocation of the purchase price is based upon estimates of the fair value of the assets acquired and liabilities assumed in the acquisition. The total purchase price has been allocated to the assets acquired and liabilities assumed based on management’s best estimate of fair value, with the excess cost over net tangible and identifiable intangible assets acquired being allocated to goodwill. The estimated fair values of certain intangible assets have been determined by Migo management with the assistance of a third-party valuation firm. The purchase price allocation is preliminary and has not been finalized as the transaction costs are estimated, and Migo management is reviewing the tax effects of the transaction to determine the amount, if any, of deferred tax liabilities that should be recorded. Material changes, if any, to the preliminary allocation summarized above will be reported once the related uncertainties are resolved. The final valuation may change the allocations of the purchase price to the tangible and intangible assets and liabilities and could result in a change to the unaudited pro forma financial information presented.

3. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

[1] To record the preliminary purchase price allocation, as per Note 2 above.

[2] To record a loan made by Migo in connection with the employment agreement with Michael Hummell, the former Chief Executive Officer of StompSoft.

[3] To record 600,000 shares of Migo common stock issued to three principals of GCMI Securities, Inc., which performed services for StompSoft in connection with the acquisition. The shares of Migo common stock were valued at the average closing price of Migo’s common stock for the four days prior to the acquisition.

[4] To eliminate the assets and liabilities of StompSoft not included as part of the acquisition.

[5] To record amortization of intangible assets acquired, summarized as follows:

	Estimated Useful Life (Yrs)	Amount	Annual Amortization	Amortization - 9 Mos.
Existing Product/Unpatented Technology	4	$900,000	$225,000	$168,750
Trademarks/Trade Names	10	700,000	70,000	52,500
Customer relationships	10	1,200,000	120,000	90,000
Non-Compete agreement	2	50,000	25,000	18,750
		$2,850,000	$440,000	$330,000

[6] To record the shares issued as a result of the acquisition to StompSoft (20,000,000 shares) and principals of GCMI Securities (600,000 shares, see [3] above).

[7] To record share-based compensation expense for stock options issued to Michael Hummell in connection with his employment agreement.